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                                                                  Exhibit 10.5.1

                                 LOAN AGREEMENT

                           IN THE AMOUNT OF $5,214,292

                             Dated December 8, 1998

                                     BETWEEN

                                LODGIAN AMI, INC.

                                    BORROWER

                                       AND

                      BANC ONE CAPITAL FUNDING CORPORATION

                                     LENDER

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                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS                                                          1
     Defined Terms                                                             1
     ARTICLE 2 BORROWER'S REPRESENTATIONS, WARRANTIES AND
          COVENANTS                                                            8
     Representations, Warranties and Covenants                                 8
     Representations Remade                                                   14
ARTICLE 3 GENERAL CONDITIONS OF LOAN                                          14
     Loan Documents                                                           14
     Additional Requirements                                                  14
ARTICLE 4 FURTHER COVENANTS OF BORROWER                                       17
     Covenants                                                                17
ARTICLE 5 AGREEMENT TO LEND                                                   27
     Agreement to Lend                                                        27
ARTICLE 6 INSURANCE AND CASUALTY                                              27
     Insurance Provisions                                                     27
ARTICLE 6A RENOVATION WORK                                                    32
     6A.1 Construction                                                        32
     6A.2 Completion                                                          33
     6A.3 Compliance with Laws                                                33
     6A.4 Other Remedies of Lender                                            33
ARTICLE 7 BORROWER'S DEFAULT                                                  33
     Events of Default                                                        33
     Remedies                                                                 35
ARTICLE 8 MISCELLANEOUS                                                       37
     Indemnification                                                          37
     Defense of Claims                                                        37
     Performance by Lender                                                    37
     Transfer or Assignment                                                   38
     Lender's Actions                                                         38
     Time is of the Essence                                                   38
     Waivers                                                                  38
     Notices                                                                  39
     Successors and Assigns                                                   39
     No Partnership                                                           40
     Brokerage Claims                                                         40
     Publicity                                                                40

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     Documents Satisfactory to Lender                                         40
     Additional Assurances                                                    40
     Entire Agreement                                                         40
     Severability                                                             40
     No Third Party Beneficiary                                               40
     CHOICE OF LAW                                                            41
     Limitation on Liability                                                  41
     WRITTEN AGREEMENT                                                        43
     Cross-Collateralizations.  The Other Borrower Loans
       and the Related Party Loans are                                        43
     Intentionally Omitted                                                    44
     Intentionally Omitted                                                    44
     WAIVER OF JURY TRIAL                                                     44
     Consent to Jurisdiction                                                  44

Exhibit A    Legal Description
Exhibit B-1  Additional Note
Exhibit B-2  Primary Note
Exhibit C    Permitted Encumbrances
Exhibit D    Insurance Requirements
Exhibit E    Renovation Work

Schedule 1   Description of Ground Lease

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      THIS LOAN AGREEMENT (this "Agreement") is dated effective as of December
8, 1998 between LODGIAN AMI, INC., a Maryland corporation, with an office and principal place of business at Two Live Oak Center, 3445 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326 ("Borrower") and BANC ONE CAPITAL FUNDING CORPORATION, an Ohio corporation having a principal place of business at 150 East Gay Street, 24th Floor, Columbus, Ohio 43215 ("Lender").

                                 R E C I T A L S

      The Borrower desires to borrow from Lender up to $5,214,292 for the financing and renovation of that certain piece or parcel of real property located at 521 Greenfield Road, Lancaster, Pennsylvania 17601 (the "Land"), known as the Holiday Inn - Visitor Center/Lancaster East (the "Hotel") consisting of a 189-room hotel and all other improvements located thereon and together with all furniture, equipment and other personal property now or hereafter used in the management and operation of the Hotel (the "Personal Property"). The Land and the Improvements (as defined below) are hereinafter collectively referred to as the "Premises." The Premises and the Personal Property are hereinafter collectively referred to as the "Property." Lender has agreed to make the loan to Borrower pursuant to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and of the covenants, conditions and agreements contained herein, Borrower and Lender agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      1.1 Defined Terms. In this Agreement, the following terms shall have the following meanings:

      "Accounting Period" -- shall mean each of the four (4) week periods designated by Borrower as a fiscal period of the Hotel, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Borrower's accounting system to the calendar.

      "Additional Note" -- the Promissory Note from Borrower to Lender of even date herewith in the stated principal amount of Six Hundred Twenty Five Thousand Seven Hundred Fifteen Dollars ($625,715). A copy of the Additional Note is attached hereto as Exhibit B-1.

      "Advance" -- an advance by Lender to Borrower in accordance with the Note or this Agreement.

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      "Affiliate" -- of any person or entity shall mean any other person or entity directly or indirectly controlling, under common control with, or controlled by such person or entity. For purposes of the definition of Affiliate, "control" when used with respect to any person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings relative to the foregoing.

      "Assignment of Accounts" -- the Assignment of Accounts and Security Agreement of even date herewith from Borrower to Lender.

      "Assignment of Permits and Contracts" -- the Assignment of Licenses, Permits and Contracts, (specifically including the management agreement relating to the Property) of even date herewith from Borrower to Lender.

      "Assignment of Leases" -- the Assignment of Leases and Rents of even date herewith from Borrower to Lender.

      "Bankruptcy Code" -- the United States Bankruptcy Code and any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts.

      "Business Day" -- any day other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or required to be closed in Columbus, Ohio.

      "Calculation Date" -- January 20, 2000, and the twentieth day of every third Loan Month thereafter prior to the Maturity Date.

      "Calculation Period" -- the period of twelve (12) full calendar months immediately preceding the calendar month which includes the Calculation Date.

      "Capital Reserve" -- the furniture, fixtures and equipment reserve to be held by Lender pursuant to the terms and conditions of Section 4.1.T.

      "Cash Management Agreement" -- that certain Cash Management Agreement dated January 31, 1995 among Servico, Inc., Servico Management Corporation and certain of their subsidiaries and affiliates, including Borrower, as amended November 24, 1998.

      "Closing" -- the closing of the Loan contemplated by this Agreement.

      "Cross-Guaranty" -- the Guaranty Agreement of even date herewith from the Related Parties to Lender in connection with the Loan.

      "Code" -- the Internal Revenue Code of 1986, as amended, and the Regulations

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promulgated thereunder.

      "Costs" -- costs and expenses incurred directly relating to the Renovation Work.

      "Deferred Origination Fee" -- a deferred origination fee in the amount of $91,771.54 payable to Lender in accordance with Section 4.Y.

      "DSCR" -- the debt service coverage ratio as determined by Lender on each Calculation Date by calculating the ratio of (x) the Net Operating Income from the Property for the immediately preceding thirteen (13) Accounting Periods, to
(y) the sum of the payments of interest which are due and payable under the Primary Note for the immediately following twelve (12) Loan Months.

      "Default Rate" -- see Section 1 of the Primary Note.

      "Environmental Indemnity" -- the Hazardous Substances Indemnity Agreement of even date herewith from Borrower and Guarantors to Lender.

      "Environmental Site Assessment Report" -- the Phase I Environmental Site Assessment Report dated November 25, 1997, and updated September 23, 1998 prepared by Building Evaluation Services & Technology, Inc..

      "Estoppel Agreement" -- an Estoppel Agreement with respect to the Ground Lease executed by the Ground Lessor and in form and substance acceptable to the Lender.

      "Event of Default" -- the occurrence of any one or more of the events set forth in Section 7.1.

      "Financing Statements" -- the UCC-1 Financing Statements naming Borrower as debtor and Lender as secured party and filed with the offices of the Pennsylvania Department of State and the Lancaster County Prothonotary in connection with the Mortgage, the Security Agreement, the Assignment of Leases, the Assignment of Permits and Contracts and the Assignment of Accounts.

      "Franchise Agreement" -- that certain Franchise Agreement dated May 28, 1998, between Borrower and Franchisor relating to the Property.

      "Franchisor" -- Holiday Hospitality Franchising, Inc.

      "Governmental Authority" -- the United States of America, the state in which the Property is located, the state under the laws of which Borrower is organized, any state in which (or to residents of which) Borrower offers to sell or lease any portion of the Property or

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Improvements have been or will be made by or on behalf of Borrower, any political subdivision of any of them, and any court, agency, department, commission, board, bureau or instrumentality of any of them.

      "Gross Revenues" -- for each Accounting Period shall mean all rents, revenues and other payments earned by Borrower in cash or current funds or other consideration from any source whatsoever in connection with its ownership, operation and management of the Property, including all amounts earned by Borrower from all tenants or other occupants of the Property. Gross Revenues shall be determined on an accrual basis and in accordance with generally accepted accounting principles consistently applied. "Ground Lease" -- that certain lease more particularly described in Schedule 1.

      "Ground Lessor" -- Dorothy H. Herr.

      "Guarantor" -- Lodgian, Inc., a Delaware corporation.

      "Impac Loan" -- collectively, all outstanding indebtedness owing to Banc One Capital Partners III, Ltd. or its Affiliates by Impac Hotel Group, L.L.C.

      "Impositions" -- all taxes of every kind and nature, sewer rents, charges for water, for setting or repairing meters and for all other utilities serving the Premises, and assessments, levies, inspection and license fees and all other charges imposed upon or assessed against the Premises or any portion thereof (including the income derived from the Premises), and any stamp or other taxes which might be required to be paid with respect to any of the Loan Documents, any of which might, if unpaid, result in a lien on the Premises or any portion thereof, regardless of to whom assessed.

      "Improvements" -- the improvements existing upon the Land.

      "Incipient Default" -- the existence of any condition or state of facts which with the giving of notice by Lender or the passage of time, or both, would constitute an Event of Default.

      "Indebtedness" -- all indebtedness, obligations, liabilities, amounts, sums and expenses payable by Borrower under the Note, this Agreement and every other Loan Document, together with interest thereon in accordance with the terms and conditions of the Loan Documents.

      "Interest Rate" -- shall mean the Interest Rate as defined in the Primary Note.

      "Knowledge of Borrower" -- any matter actually known or, with the exercise of reasonable care or diligence, should have been known, to the Borrower or the Guarantor.

      "Lease" -- any lease (including any equipment lease) or other rental or occupancy

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agreement, demising a portion of the Property, other than those with hotel guests and the Ground Lease.

      "Lender's Consultant" -- the architect or engineer retained by Lender to inspect the Improvements or the Renovation Work on behalf of Lender; in the event all or a portion of such functions are performed by Lender, references in this Agreement to Lender's Consultant shall be deemed to such extent to be references to Lender.

      "Limited Guaranty" -- the Limited Guaranty and Indemnity Agreement of even date herewith from Guarantor to Lender in connection with the Loan.

      "Liquor License Agreement" -- the Liquor License Agreement of even date herewith between Lender and Borrower.

      "Loan" -- the loan evidenced by the Note and this Agreement.

      "Loan Amount" -- Five Million Two Hundred Fourteen Thousand Two Hundred and Ninety Two Dollars ($5,214,292).

      "Loan Documents" -- this Agreement, the Note, the Mortgage, the Security Agreement, the Assignment of Leases, the Stock Pledge, the Limited Guaranty, the Environmental Indemnity, the Assignment of Permits and Contracts, the Assignment of Accounts, the Cross Guaranty, the Liquor License Agreement, the Financing Statements and such other documents and agreements as Lender may require in connection with the Loan.

      "Loan Month" -- See Section 1 of the Primary Note.

      "Loan Party" -- Borrower or the Guarantor.

      "Management Agreement" -- the Consulting Agreement effective August 21, 1998 and amended November 24, 1998, by and between Borrower and Manager.

      "Manager" -- Servico Management Corp., a Florida corporation.

      "Maturity Date" -- See Section 1 of the Additional Note and the Primary Note, as applicable.

      "Mortgage" -- the Purchase Money Open End Mortgage, Purchase Money Leasehold Open- End Mortgage and Security Agreement of even date herewith from Borrower to Lender on the Premises, securing the Note and Borrower's obligations under the other Loan Documents.

      "Net Cash Flow" -- for each Accounting Period shall mean Net Operating Income

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reduced by all monthly payments of interest under the Note and all other payments under the Note and the other Loan Documents actually paid by Borrower and received by Lender during such Accounting Period.

      "Net Operating Income" -- for each Accounting Period shall be calculated by Lender based upon Lender's review of Borrower's monthly financial statements provided to Lender pursuant to Section 4.1.K, together with such other information as Lender may reasonably request, and shall mean the difference between:

            (1) the Gross Revenues for said Accounting Period; and

            (2) all the Operating Expenses for said Accounting Period.

      "Note" -- collectively, the Primary Note and the Additional Note.

      "Operating Expenses" -- the reasonably necessary and customary costs and expenses incurred, whether or not actually paid, by Borrower in connection with its ownership, operation and management of the Property, determined on an accrual basis and in accordance with generally accepted accounting principles consistently applied and specifically including in Operating Expenses all required payments made by Borrower into the Capital Reserve pursuant to Section 4.l.T of this Agreement, any payments made pursuant to Section 4.l.B of the Agreement and any other reserve established pursuant to this Agreement; specifically excluding from Operating Expenses, however (w) all capital expenditures incurred by Borrower (x) principal, interest and all other payments made under the Loan Documents, and costs and expenses incurred by Borrower in connection with the closing of the Loan, and (y) depreciation and all other non-cash expenses of the Property. For purposes of calculating DSCR, Lender shall include Operating Expenses which were budgeted for the applicable Accounting Period(s) and were incurred but not paid. Operating Expenses which are paid less frequently than each Accounting Period and which are allocable evenly to each Accounting Period may be prorated to reflect such allocation.

      "Organizational Documents" -- Borrower's articles of incorporation, bylaws and other organizational documents and any amendments or modifications thereto.

      "Other Borrower Loans" -- that (i) certain loan to Borrower of even date herewith in the original aggregate principal amount of $35,073,117 and secured by the Holiday Inn - Inner Harbor, (ii) certain loan to Borrower of even date herewith in the original aggregate principal amount of $3,322,817 and secured by the Holiday Inn - Glen Burnie North and (iii) certain loan to Borrower of even date herewith in the original aggregate principal amount of $15,740,722 and secured by the Holiday Inn International Airport.

      "Other Borrower Loan Documents" -- all documents, instruments or agreements securing or evidencing the Other Borrower Loans from the Lender to Borrower.

      "Other Hotel Properties" -- the Holiday Inn - Glen Burnie North, the Holiday Inn - Inner Harbor, and the Holiday Inn International Airport.

      "Permitted Encumbrances" -- the liens, claims, assessments, encumbrances and rights of others encumbering title to the Premises and the Personal Property which are set forth on Exhibit C.

      "Permitted Transfers" -- any transfer, sale or issuance of stock in Lodgian, Inc., a Delaware corporation.

      "Primary Note" -- the Promissory Note from Borrower to Lender of even date herewith in the stated principal amount of Four Million Five Hundred Eighty Eight Thousand Five Hundred and Seventy Seven Dollars ($4,588,577). A copy of the Primary Note is attached hereto as Exhibit B-2.

      "Principal Amortization Reserve" -- the reserve of funds which may be held and disbursed by Lender pursuant to Section 4.l.R.

      "Proceeds" -- all proceeds, judgments, claims, compensation, awards or damages and settlements with respect to the Property as a result of or in lieu of any condemnation or taking of the Property or any portion thereof by eminent domain or any casualty loss or damage to any of the Property or any portion thereof.

      "Related Parties" -- Servico Concord, Inc., a California corporation, Penmoco, Inc., a Michigan corporation, and Island Motel Enterprises, Inc., a Georgia corporation.

      "Related Party Loan Documents" -- all documents, instruments or agreements securing or evidencing the Related Party Loans from the Lender to the Related Parties.

      "Related Party Loans" -- that certain loan to Servico Concord, Inc. of even date herewith in the original aggregate principal amount of $8,449,183 and secured by the Sheraton Hotel Concord and that certain loan to Penmoco, Inc. and Island Motel Enterprises, Inc. of even date herewith in the original aggregate principal amount of $4,199,869 and secured by the Holiday Inn Jekyll Island.

      "Related Party Properties" -- the Sheraton Hotel Concord in Concord, California and the Holiday Inn Jekyll Island in Jekyll Island, Georgia.

      "Renovation Budget" -- the budget for the Renovation Work to be prepared by the

Borrower and delivered to Lender for its review and approval prior to the Closing.

      "Renovation Completion" -- the completion of the Renovation Work in accordance with the requirements of Article 6A.

      "Renovation Completion Date" -- May 29, 1999, the date on which all of the Renovation Work is required to be completed in accordance with Article 6A hereof.

      "Renovation Plans" -- the plans and specifications for the Renovation Work to be prepared by the Borrower and delivered to the Lender for its review and approval prior to the Closing.

      "Renovation Work" -- the work and projects described in Exhibit E.

      "Required Coverage Standard" shall mean 1.25:1 for all Calculation Dates on or before January 20, 2000 and 1.40:1 for all Calculation Dates subsequent to January 20, 2000.

      "Reserved Funds" -- all Net Cash Flow held by Lender pursuant to the terms and conditions of Section 4.1.R.

      "Security Agreement" -- the Security Agreement of even date herewith from Borrower, as debtor, to Lender, as secured party.

      "Stock Pledge" -- the Pledge of Stock executed by Servico Operations Corporation pursuant to which Servico Operations Corporation pledges the Stock of the Borrower and each Related Party to secure the obligations of Borrower with respect to the Loan, the Other Borrower Loans and the Related Party Loans.

      "Title Company" -- Chicago Title Insurance Company.

      "Title Policy" -- a mortgagee's policy of title insurance issued on the 1992 ALTA form by the Title Company in the aggregate face amount of $5,214,292, guaranteeing as of the date of the Closing, the Mortgage to be a valid first and prior lien on Borrower's leasehold interest in the Premises (including any easements appurtenant thereto) subject only to the Permitted Encumbrances. The Title Policy shall contain such endorsements as Lender may reasonably require.

      In this Agreement, the word "including" shall mean "including without limitation."

                                    ARTICLE 2

              BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      1.2 Representations, Warranties and Covenants. Borrower hereby represents, covenants and warrants as follows:

      1. Accuracy of Recitals. Each of the recitals to this Agreement is true and correct.

      2. Organization of Borrower. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Borrower is and at all times prior to the repayment of the Loan shall remain a single purpose entity, so called, whose sole assets are the Property and the Other Hotel Properties and whose sole business interest is the ownership of a leasehold interest in, and operation of, the Property and the Other Hotel Properties. The Borrower has provided Lender with a true and accurate copy of the Organizational Documents. The Borrower is duly registered as a foreign corporation and currently in good standing under the laws of the State of Pennsylvania. The status of Borrower as a duly organized and validly existing corporation under Maryland law will not be terminated. The Borrower shall not amend the Organizational Documents in any material respect, without the Lender's prior written consent.

      3. Authority and Enforceability. Borrower has full right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the other Loan Documents and every other document and instrument to be executed and delivered by Borrower pursuant to this Agreement. The person executing and delivering this Agreement and the Loan Documents on behalf of Borrower is duly authorized to so act on behalf of Borrower. This Agreement, each other Loan Document and every other document and instrument to be executed and delivered by any Loan Party, when executed and delivered shall constitute the duly authorized, valid and legally binding obligation of the party or parties executing the same, enforceable in accordance with their respective terms, subject only to applicable bankruptcy, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally.

      4. Maintenance of Existence. Borrower shall do all things necessary to preserve and keep in full force and effect its existence and all franchises, licenses, authorizations, registrations, permits and approvals under the laws of the state of its incorporation and the State of Pennsylvania, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to Borrower and to the Property or any portion thereof.

      5. No Default. Neither Borrower nor any other Loan Party is in default under any material contract, agreement or commitment to which it is a party or by which it is bound. The execution and delivery of this Agreement and the other Loan Documents and any other documents or instruments to be executed and delivered by Borrower or any other Loan Party pursuant hereto or thereto, the consummation of the transactions herein or therein contemplated and compliance with the terms and provisions hereof or thereof, will not (i) violate any law or any regulation, order, writ or injunction of any court or governmental or administrative department, commission, board, bureau, agency or instrumentality, or (ii) conflict or be inconsistent with, or result in a breach of any of the provisions of, or constitute a default under, any instrument, document, agreement, or contract of any kind to which Borrower or any other Loan Party is a party or by which Borrower or any other Loan Party or any of their respective property is bound.

      6. No Litigation. There are no petitions, actions, suits, or proceedings pending or, to the Knowledge of Borrower, threatened against or affecting Borrower or any other Loan Party or the Property, by or before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency (including any such petition, action, suit or proceeding to alter or declare invalid any laws, regulations, permits, certificates, restrictions or agreements relating to the Property) which, if determined against the Property, the Borrower or the Loan Party, would reasonably likely have a material adverse effect on the condition (financial or otherwise) or business of the Borrower or the Loan Party or the condition or ownership of the Property.

      7. Compliance with Laws. To the Knowledge of Borrower and except as may be disclosed to Lender in the Environmental Site Assessment Report, the Title Policy, the survey or the zoning letter with respect to the Premises, the use of the Property as a hotel with a restaurant and bar does not violate (i) any applicable law, regulation, ordinance or order of any kind whatsoever (including any such relating to zoning, building and environmental protection), (ii) any permit or license issued with respect to the Property, or (iii) any condition, easement, right-of-way, covenant or restriction affecting the Property.

      8. Permits. To the Knowledge of Borrower, all necessary material and required franchises, licenses, authorizations, registrations, permits and approvals for the use and occupancy of the Premises have been obtained from all Governmental Authorities having jurisdiction over the Premises so as to permit the operation of the Property as herein contemplated. Borrower has provided Lender with true and correct copies of all of the certificates of occupancy (to the extent available) and the hotel operating license and liquor license respecting the Property.

      9. Title. Effective as of the Closing, Borrower will have good and indefeasible leasehold interest in the Premises and good and indefeasible title to all existing Personal Property, free and clear of all liens, claims, assessments, encumbrances and rights of others other than the Permitted Encumbrances. Borrower shall preserve such title to the Premises and the Personal Property and will forever warrant and defend the same and the validity and priority of the Mortgage to Lender against all claims whatsoever other than the Permitted Encumbrances.

      10. Easements. In addition to the Permitted Encumbrances, all proposed easements, permits, licenses, and other instruments which would or might affect the title to the Property have been submitted to Lender for Lender's approval together with a survey showing the exact or, if applicable, proposed location thereof. Borrower shall not subject the Property or any part thereof to any restrictive covenant (including any restriction or exclusive use provision in any lease or other occupancy agreement) without the prior written consent of Lender.

      11. Zoning. To the Knowledge of Borrower, and subject to any disclosures in the zoning letters delivered to the Lender, (i) the Premises are zoned for hotel use, which zoning is final, unconditional and in full force and effect,
(ii) the Premises are in compliance with all applicable zoning and land use laws, regulations and ordinances, (iii) in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, (iv) the Property contains enough permanent parking spaces to satisfy all requirements imposed by applicable laws with respect to parking, (v) no legal proceedings are pending or threatened with respect to the zoning of the Premises, and (vi) neither the zoning nor any other right to construct, use or operate the Premises is in any way dependent upon or related to any real estate other than the Premises. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded by Borrower with respect to the Premises without Lender's prior written consent.

      12. Complete Disclosure. Neither this Agreement nor any document, financial statement, credit information, certificate or statement provided to Lender by Borrower contains any untrue statement of material fact or omits to state a fact necessary to make any statements made herein not misleading.

      13. Agreements Affecting the Property. Borrower has provided Lender with true and complete copies of all material contracts and agreements affecting the Property, including, (i) the Management Agreement, (ii) all lease financings or purchase money financings for equipment incurred as of the date hereof, and
(iii) all other contracts or agreements relating to the maintenance, development, operation or management of the Property which either involve space in excess of 1,000 square feet or payment obligations on the part of Borrower in excess of $25,000 in any twelve (12) month period.

      14. Brokerage Commissions. No brokerage fees or commissions are payable in connection with the Loan.

      15. Condemnation. Borrower has not received any notice from any Governmental Authority or quasi-governmental body or agency or from any person or entity with respect to (and Borrower does not know of) any actual or threatened taking of the Premises, or any portion thereof, for any public or quasi-public purpose or of any moratorium which may affect the use or operation of the Property.

      16. Year 2000 Compliance. All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for Borrower to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000

Compliant within a period of time calculated to result in no material disruption of any of Borrower's business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Borrower: (1) has taken and continues to undertake a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis; (2) is developing a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and (3) to date, has implemented that plan in accordance with timetable in all material respects. The fair market value of all real and personal property, if any, pledged to Lender as collateral to secure the Loan Agreement is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such collateral to be Year 2000 Compliant.

      17. Access. Except as otherwise shown on the survey delivered to the Lender, the Property has access to and full utilization of completed public roads necessary for access to and full utilization of the Property for its intended purposes.

      18. Tax Division. A tax division has been effected with respect to the Premises so that it is taxed for ad valorem taxation without regard to or inclusion of any other property. No subdivision or other approval is necessary with respect to the Premises in order for Borrower to mortgage, convey and otherwise deal with the Premises as a separate lot or parcel.

      19. Non-Foreign Status of Borrower. Borrower is not a non-resident alien for purposes of U.S. income taxation and is not a foreign corporation, partnership, foreign trust or foreign estate (as said terms are defined in the Code).

      20. ERISA. Neither Borrower nor any Loan Party is a party to any plan defined and regulated under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code. None of the assets of Borrower or any Loan Party are "plan assets"" as defined in 29 C.F.R. ss.2509.75-2 or ss.2510.3-101.

      21. Mortgage. The Mortgage constitutes a valid and enforceable first lien on Borrower's leasehold interest in the Premises, subject only to the Permitted Encumbrances.

      22. Security Interest. The Security Agreement and the Mortgage, together with the Financing Statements filed in connection therewith, create a valid, enforceable and perfected first priority security interest in the Collateral (as defined therein) including the Personal Property, subject to no other interests, liens or encumbrances other than the Permitted Encumbrances.

      23. Intentionally Omitted.

      24. Intentionally Omitted.

      25. Bankruptcy. No petition in bankruptcy, whether voluntary or involuntary, or assignment for the benefit of creditors, or any other action involving debtors' and creditors' rights has been filed or threatened under the laws of the United States of America or any state thereof, against the Borrower or any other Loan Party or against any other entity in which the Borrower or any other Loan Party is a shareholder, principal, managing member or general partner.

      26. Leases. There are no Leases affecting the Property. Borrower has not executed any prior assignment of the Leases, nor has it performed any act or executed any other instrument which might prevent Lender from operating under any of the terms and conditions of the Assignment of Leases or which would limit Lender in such operation; and Borrower further covenants and warrants to Lender that Borrower has not executed or granted any modification whatsoever of the Leases, except as herein indicated, and that the Leases are in full force and effect, and that, except as otherwise disclosed to Lender in writing, there are no defaults now existing under the Leases with respect to which Borrower has notified the tenant under the Leases.

      27. Physical Condition of Property. Subject to the Renovation Work, all of the Improvements are in good condition and repair except as otherwise expressly provided in the Property Condition Report dated as of January 16, 1998, prepared by Building Evaluation Services & Technology, Inc. (the "Property Condition Report"). Since the date of the Property Condition Report, there have been no material adverse changes to the physical condition of the Improvements. Borrower is aware of no latent or patent structural or other significant defect or deficiency in such Improvements except as may be disclosed in the Property Condition Report. Water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to the Property within the boundary lines of the Property, are sufficient to meet the reasonable needs of the Property as now used or contemplated to be used, no other utility facilities are necessary to meet the reasonable needs of the Property as now used, and design and as-built conditions of the Property are such that surface and storm water does not accumulate on the Property and, except as otherwise disclosed in writing to Lender, does not drain from the Property across land of adjacent property owners. Except as otherwise disclosed in writing to Lender, no part of the Property is within a flood plain and none of the Improvements create an encroachment over, across or upon any of the Property's boundary lines, rights of way or easements, and no building or other improvement on adjoining land create such an encroachment.

      28. Mechanics' Liens. There are no mechanics' or materialmen's liens, alienable bills or other claims constituting or that may constitute a lien on the Property or any part thereof, and no work for which any such lien could be asserted has been performed within the last 90 days, except as otherwise disclosed in writing to Lender.

      29. Payment of Liens. Borrower shall pay when due all payments and charges due under or in connection with any liens and encumbrances on and security interests in the Property or any portion thereof, all rents and charges under any ground leases and other leases forming a part of the Property, and all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a lien on the Property or any portion thereof, and shall cause the prompt (but in no event later than 30 days after imposition), full and unconditional discharge of all liens imposed on or against the Property or any portion thereof. Borrower shall do or cause to be done, at the sole cost of Borrower, everything necessary to fully preserve the initial priority of the Mortgage. If Borrower fails to make any such payment or if a lien (other than a Permitted Encumbrance) attaches to the Property or any portion thereof, Lender may (but shall not be obligated to) make such payment or discharge such lien and Borrower shall reimburse Lender on demand for all such Advances.

      30. Commercial Purpose. Borrower holds its interests in the Property for commercial or investment purposes.

      31. Franchise Agreement. Borrower has provided Lender with a true and complete copy of the Franchise Agreement and any other agreements with the Franchisor related to the Property. The Franchise Agreement is in full force and effect and free from default on the part of the Borrower. The Franchise Agreement embodies the entire transaction between Borrower and the Franchisor with respect to the operation of the Property. Borrower shall not modify, amend or waive any provisions of the Franchise Agreement without Lender's prior written consent. Borrower will promptly furnish Lender with copies of all notices furnished to Borrower under the Franchise Agreement.

      32. Management Agreement. Borrower has provided Lender with a true and complete copy of the Management Agreement. The Management Agreement is in full force and effect and free from default on the part of the Borrower and Manager. The Management Agreement embodies the entire transaction between Borrower and Manager with respect to the operation of the Property. Borrower shall not terminate, modify, amend or waive any provisions of the Management Agreement without Lender's prior written consent. Borrower will promptly furnish Lender with copies of all notices furnished to Borrower under the Management Agreement.

      33. Ground Lease. Borrower has provided Lender with a true and complete copy of the Ground Lease, and there are no documents, agreements, or other modifications to the Ground Lease other than those listed under the definition of Ground Lease contained in this Agreement. The Ground Lease is in full force and effect and free from default on the part of Borrower and the Ground Lessor, and, to the Knowledge of Borrower, no events have occurred which, with the passage of time, would constitute a default under the Ground Lease. The Borrower shall provide to the Lender copies of all notices (including, without limitation, notices of defaults by Borrower) received with respect to the Ground Lease within five (5) Business Days of Borrower's receipt of the same. The Ground Lease embodies the entire transaction between

Borrower and the Ground Lessor with respect to the Property. The amount of rental payable under the Ground Lease and the terms of the Ground Lease, are as set forth under the definition of Ground Lease. Borrower shall not modify, amend or waive any provisions of the Ground Lease without the Lender's prior written consent.

      34. Liquor License. Borrower has provided Lender with a true and complete copy of the liquor license with respect to the Property. Said liquor license is in full force and effect and free of all liens and encumbrances. To the Knowledge of Borrower, Borrower is in compliance with all terms and conditions of said liquor license.

      1.3 Representations Remade. Borrower warrants and covenants that the foregoing representations and warranties will be true and shall be deemed remade as of the date of the Closing. All representations, warranties and covenants made herein or in any other Loan Document or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement or any other Loan Document shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by or on behalf of Lender. All such representations, warranties and covenants shall survive the making of the Loan and any or all of the Advances contemplated hereby and shall continue in full force and effect until such time as the Loan has been paid in full.

                                    ARTICLE 3

                           GENERAL CONDITIONS OF LOAN

      1.4 Loan Documents. It shall be a condition precedent to Lender's obligation to make the Loan that at or before the Closing, Borrower shall execute and deliver or cause to be duly executed and delivered to Lender all of the Loan Documents and that all of the Loan Documents shall be in form and substance satisfactory to Lender.

      1.5 Additional Requirements. In addition to the Loan Documents, prior to the Closing, Borrower shall deliver or cause to be delivered to Lender each of the following, all of which shall be in form and substance satisfactory to
Lender:

      1. Title Policy. The Title Policy or a pro-forma policy evidencing the same and satisfactory to the Lender in its sole discretion.

      2. Survey. A current, as built survey of the Premises, certified to Lender and the Title Company by a surveyor reasonably satisfactory to Lender, which survey shall contain the minimum detail for land surveys as most recently adopted by ALTA/ASCM, and which survey shall comply with Lender's survey requirements and shall contain Lender's standard form certification. Said survey shall show no state of facts or conditions reasonably objectionable to Lender.

      3. Opinion. An opinion of Borrower's and Guarantor's counsel dated the date of the Closing and relating to such matters with respect to this Agreement and the transaction contemplated hereby (including usury and choice of laws) as Lender may reasonably require. By its execution and delivery of this Agreement, Borrower authorizes and directs such counsel to render such opinion.

      4. Insurance. The insurance policies described on Exhibit D or certificates of insurance evidencing the same, including without limitation, evidence of insurance protection against the risks of hurricanes, satisfactory to Lender in its sole discretion.

      5. UCC Searches. Uniform Commercial Code searches made in the State of Maryland and the State of Pennsylvania showing no filings relating to (i) the Personal Property, (ii) any fixtures on the Premises, or (iii) the Collateral (as such term is defined in the Security Agreement), other than those made pursuant to this Agreement or otherwise approved by Lender in its sole discretion.

      6. Organizational Documents. A certified copy of the Organizational Documents, together with such other documents as Lender may require, including evidence of the Borrower's good standing in the States of Maryland and Pennsylvania, and resolutions authorizing the Loan transaction contemplated by this Agreement.

      7. Ground Lease. A copy of the Ground Lease certified by the Borrower to be true, complete and accurate.

      8. Appraisal and Engineer's Report. An independent appraisal of the Property from a state certified appraiser engaged by Lender which indicates the fair market value of the Property and is satisfactory to Lender in all respects, and an engineer's report satisfactory to the Lender.

      9. Environmental Assessment. The Environmental Site Assessment Report, a letter from the consultant preparing the environmental site assessment stating that Lender is authorized to rely on the information contained therein, and evidence satisfactory to Lender of said environmental consultant's errors and omissions insurance coverage.

      10. Subordination of Management Agreement. A copy of the Management Agreement (certified by the Borrower to be true, complete and accurate), together with a subordination of the Management Agreement whereby the Management Agreement is subordinated to the Mortgage and Lender is given the right to terminate the Management Agreement or any replacement thereof upon the occurrence of an Event of Default, without payment of any termination or other fee or other liability on the part of Lender.

      11. Leases/Subordination Agreements and Estoppels. Copies of all Leases, which shall be satisfactory to Lender and certified by Borrower to be true, complete and accurate, together with

(i) an estoppel certificate executed by the tenant under each Lease in form and substance reasonably satisfactory to Lender, and (ii) a subordination, nondisturbance and attornment agreement executed by each such tenant in form and substance reasonably satisfactory to Lender.

      12. Licenses, Permits and Approvals. A final, unconditional certificate of occupancy (if available) issued with respect to the Premises, together with the hotel operating license and liquor license respecting the Property.

      13. Agreements. Copies of all agreements described in Section 2.1M certified by the Borrower to be true, complete and accurate.

      14. Zoning. Evidence reasonably satisfactory to Lender as to the zoning compliance of the Premises.

      15. Lender's Inspection. A satisfactory inspection report of the Premises prepared by an architect/engineer or other consultant reasonably satisfactory to Lender.

      16. Equity Contribution. Evidence satisfactory to Lender that the Borrower or its Affiliate originally acquired the Property for not less than $4,700,000.

      17. Financial Statements. Current financial statements satisfactory to the Lender for the Borrower, and the Guarantor.

      18. Renovation Budget and Plans. A copy of the Renovation Budget and the Renovation Plans satisfactory to the Lender.

      19. Franchise Agreement. A copy of the Franchise Agreement certified by the Borrower to be true, complete and accurate.

      20. Compliance with Laws. Evidence that the Property is in compliance with all applicable laws, zoning and land use requirements, regulations and ordinances, including all applicable environmental protection laws and the Americans with Disabilities Act of 1990 (except as stated in the Environmental Site Assessment Report).

      21. Flood Hazards. Evidence as to whether or not the Property is or is to be located in an area having special flood hazards as such term is used in the federal Flood Disaster Protection Act of 1973. If any part of the Property is or is to be located in an area having "special flood hazards," a flood insurance policy or certificate thereof naming the Lender as mortgagee must be submitted to the Lender.

      22. Fees and Expenses. Payment by Borrower of all applicable mortgage and recording taxes and all fees and charges in connection with the Loan, including all fees and charges of Lender's legal counsel.

      23. Ground Lease Estoppel. The originally executed Estoppel Agreement.

      24. Application Fee. The application fee payable to Banc One Capital Markets, Inc. in the amount of $25,000, which was earned upon Borrower's acceptance of the term sheet, and which upon closing, shall be applied against the fees and expenses referred to in Section 3.2(V), above.

      25. Intentionally Omitted.

      26. Payment of Impac Loan. Evidence of payment in full of the Impac Loan and all fees associated therewith in accordance with the requirements of the intercreditor agreement(s) executed in connection therewith.

      27. Other Items. Such other documents and instruments as Lender may reasonably require.

                                    ARTICLE 4

                          FURTHER COVENANTS OF BORROWER

      1.6 Covenants. Borrower hereby further covenants and agrees with Lender as follows:

      1. Taxes and Impositions.

            (1) Borrower shall pay and discharge all Impositions prior to delinquency. Borrower shall provide to Lender validated receipts or other evidence satisfactory to Lender showing the payment of all real estate and personal property taxes within 15 days after the same would otherwise have become delinquent. Borrower's obligation to pay Impositions pursuant to this Agreement shall include, to the extent permitted by applicable law, taxes resulting from future changes in law which impose upon Lender an obligation to pay any property taxes or other Impositions. Should Borrower default in the payment of any Impositions, Lender may (but shall not be obligated to) pay such Impositions or any portion thereof and Borrower shall reimburse Lender on demand for all such Advances.

            (2) Borrower shall not be required to pay, discharge or remove any Imposition so long as Borrower contests in good faith such Imposition or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Property or any portion thereof; provided, however, that prior to the date on which such Imposition would otherwise have become delinquent Borrower shall have
(i) given Lender prior written notice of such contest, and (ii) provided reasonable evidence to Lender that Borrower has available funds to pay the balance of such Imposition then remaining unpaid, and all interest, penalties, costs and charges accrued or accumulated thereon. Any such contest shall be prosecuted with due diligence, and Borrower shall promptly pay the amount of such Imposition as finally determined, together with all interest and penalties payable in connection therewith. Notwithstanding any provision of this Section 4.1.A to the contrary, Borrower shall pay any Imposition which it might otherwise be entitled to contest if, in the reasonable discretion of Lender, the Property is in jeopardy or in danger of being forfeited or foreclosed. If Borrower refuses to pay any such Imposition, Lender may (but shall not be obligated to) make such payment and Borrower shall reimburse Lender on demand for all such Advances.

      2. Deposits.

            (1) Borrower shall provide Lender with evidence of the timely payment of all insurance premiums. For so long as Borrower's insurance coverages are part of blanket coverages with other properties, Borrower shall not be required to deposit in escrow any insurance premiums. Initially, so long as (i) Borrower provides Lender with evidence of the timely payment of all real estate and personal property taxes and (ii) Borrower is not required to make payments of Reserve Funds pursuant to Section 4.1.R as of the most recent Calculation Date, Borrower shall not be required to deposit in escrow any funds for real estate and personal property taxes as hereinafter provided; provided, however, Lender, in its sole discretion, may at any time require Borrower to do the following:

            (1) Deposit with Lender (or such agent of Lender as Lender may designate in writing to Borrower from time to time), monthly, on the due date of each monthly installment under the Note, 1/12th of the annual charges (as estimated by Lender) for all real estate and personal property taxes; and

            (2) Deposit with Lender, simultaneously with such above-referenced monthly deposits, a sum of money which together with such monthly deposits will be sufficient to make the payment of each such charge at least 30 days prior to the date initially due. Should such charges not be ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the charges for the prior year or payment period, as reasonably estimated by Lender. When the charges are fixed for the then current year or period, Borrower shall deposit any deficiency on demand.

            (2) Any interest earned on the sums held by Lender pursuant to this
Section 4.1.B shall be added to said sums and shall be taxable to Borrower, and shall, so long as no Event of Default shall have occurred, be disbursed by Lender for the payment of the applicable real estate and personal property taxes. Should an Event of Default occur, the funds so deposited may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Property, as Lender in its sole and absolute discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided. Borrower shall provide Lender with bills and all other documents necessary for the payment of the foregoing charges at least 30 days prior to the date on which each payment thereof shall first become due or promptly upon receipt of such bill.

      3. Mortgage Taxes. Borrower shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of their respective interests in, or measured by amounts payable under, the Note, this Agreement, the Mortgage or any other Loan Document (other than income, franchise and doing business taxes), and shall pay all stamp taxes and other taxes required to be paid on the Note, this Agreement, the Mortgage or the other Loan Documents. If Borrower fails to make such payment within five days after notice thereof from Lender, Lender may (but shall not be obligated to) pay the amount due, and Borrower shall reimburse Lender on demand for all such Advances. If applicable law prohibits Borrower from paying such taxes, charges, filing, registration and recording fees, excises, levies, stamp taxes or other taxes, then Lender may declare the Indebtedness then unpaid to be due and payable upon one hundred twenty (120) days prior written notice. In such event, no prepayment fee shall be charged.

      4. No Liens. Except for Permitted Encumbrances, and except as provided in
Section 4.1.F and Section 4.1.O, the Property shall be kept free and clear of all liens, security interests and encumbrances of every nature or description (whether for taxes or assessments, or charges for labor, materials, supplies or services or any other thing). Other than the Permitted Encumbrances, Borrower will not cause or permit any instrument or document affecting the Property to be recorded without Lender's prior written consent thereto.

      5. Condition of Premises. Consistent with current practice and industry standards, Borrower shall keep and maintain the Property in good order, condition and repair and shall make, as and when the same shall become necessary, all structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen, repairs and maintenance necessary or appropriate. Borrower shall suffer or commit no waste upon the Premises or any portion thereof. Borrower shall, at its expense, promptly repair, restore, replace or rebuild any part of the Property which may be damaged or destroyed by any casualty (provided that, to the extent Borrower is entitled to receive insurance Proceeds in accordance with the provisions of Article 6, such proceeds are made available to Borrower) or as the result of any taking under the power of eminent domain to the extent permitted given the size, scope and extent of the taking. Borrower shall cause all repairs, maintenance, rebuilding, replacement or restoration to be (in the reasonable opinion of Lender) of substantially equivalent quality and to be performed in compliance with all applicable requirements of any Governmental Authorities having jurisdiction, including without limitation all federal, state, and local environmental laws.

Borrower shall not cause, suffer or permit the construction of any material buildings, structures, or improvements on the Premises without the prior written consent of Lender to the proposed construction as well as the plans and specifications relating thereto. None of the buildings, structures, or improvements erected or located on the Premises shall be removed, demolished or substantially or structurally altered in any material respect without the prior written consent of Lender. Lender's consents hereunder shall not be unreasonably withheld or delayed.

      6. Personal Property. Effective as of the Closing, all of the Personal Property will be owned by Borrower in Borrower's name except for those items identified on Schedule 4.1.F attached hereto, which are leased by Borrower.

      7. Compliance. Borrower shall comply with all (i) building, zoning, fire, health, environmental, disability and use laws, and all other laws, codes, ordinances, rules and regulations applicable to the Premises, the Improvements or any part thereof or the construction of any improvements thereon, or the use or enjoyment thereof, (ii) covenants and restrictions of record, and (iii) easements which are in any way applicable to the Premises, the Improvements or any part thereof or to the construction of any improvements thereon and the use or enjoyment thereof. Without limiting the generality of the foregoing, any asbestos or lead-based paint (or any other hazardous substance) located at the Premises shall be handled and managed in compliance with all applicable federal, state, and local laws and requirements.

      8. Performance of Agreements. Borrower shall duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under (i) the other Loan Documents, (ii) the Permitted Encumbrances, (iii) the Management Agreement, (iv) the Franchise Agreement, (v) the Ground Lease and
(vi) all agreements entered into or assumed by Borrower in connection with the Property, and Borrower will not suffer or permit any default or Event of Default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing.

      9. Lender's Expenses. Borrower shall, or shall cause the Guarantor to, pay, on demand by Lender, all reasonable expenses, charges, costs and fees in connection with the negotiation and documentation of the Loan, including all registration and recording fees, insurance consultant fees, if any, environmental consultant fees, costs of appraisals, costs or fees incurred in connection with market studies, costs of engineering reports, cost of credit reports, cost of audits, fees and disbursements of all counsel (both local and special) for Lender, escrow fees, cost of surveys, fees and expenses of Lender's Consultant or others employed by Lender to inspect the Premises from time to time, and travel expenses incurred by Lender and Lender's agents and employees in connection with the Loan. Notwithstanding the foregoing, so long as no Event of Default exists, Borrower shall have no obligation to pay or reimburse Lender for travel expenses in excess of $1,500 in any twelve month period. At Closing, Lender may pay directly from the proceeds of the Loan each of the foregoing expenses.

      10. Intentionally Omitted.

      11. Financial Statements.

            (1) Borrower shall provide to Lender (i) annual financial statements of Borrower and Guarantor and all such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied and shall be prepared by a certified public accountant reasonably satisfactory to Lender, (ii) Loan Month (or, if applicable, Accounting Period) and quarterly cash flow and operating statements for the Property prepared by and certified by Borrower (which quarterly statements shall include the calculation of DSCR),
(iii) such other financial information as Lender may from time to time reasonably request, and (iv) copies of all Federal income tax returns for Borrower and Guarantor certified by Borrower and Guarantor, respectively, to be true and correct. All such financial statements, cash flow statements and operating statements shall be delivered to Lender as soon as possible but not later than thirty (30) days after the close of each Loan Month (or, if applicable, Accounting Period), and in the case of annual financial statements, not later than one hundred twenty (120) days after the close of each fiscal year. Said copies of Borrower's and Guarantor's federal income tax returns shall be provided to Lender within thirty (30) days following their filing with the Internal Revenue Service.

            (2) Lender may, at Borrower's sole cost and expense and following written notice to Borrower, require that any or all of the foregoing annual financial statements be prepared on an "audited" basis, so called.

      12. Management and Cash Management. Borrower shall provide competent and responsible management for the Property by a management company, and pursuant to a written management agreement, reasonably satisfactory to Lender. The existing Manager and Management Agreement are satisfactory to Lender. Borrower shall not enter into any other management agreement or arrangement with any other party with respect to the management of the Property without Lender's prior written consent. Borrower shall not modify, amend or terminate the Management Agreement without Lender's prior written consent. Borrower shall provide Lender with written notice of the occurrence of any event of default or condition which with the giving of notice or passage of time, or both, would constitute an event of default under the Management Agreement or any subsequent management agreement which Lender may have approved. The Management Fee(s) shall not exceed a base fee(s) in an amount equal to 5% of Gross Revenues. The payment of any Management Fees over and above an amount equal to 3% of Gross Revenues shall be subordinate to all payments to be made to Lender as provided in the Management, Subordination and Estoppel Agreement among Lender, Borrower and Manager of even date herewith. Borrower shall not modify, amend or terminate the Cash Management Agreement in any material respect without Lender's prior written consent.

      13. Due on Sale or Encumbrance. Except as otherwise expressly provided in
Section 8.4,

Borrower shall not and shall not permit others to convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest in all or any portion of the Property or the Leases. Any such transfer or encumbrance, as aforesaid, shall be deemed to be an Event of Default hereunder, and shall entitle Lender to declare the Loan immediately due and payable.

      14. Estoppel Certificates. Within ten (10) Business Days following a request by Lender, Borrower shall provide to Lender a duly acknowledged written statement confirming the amount of the outstanding Indebtedness, the terms of payment and maturity date of the Note, the date to which interest has been paid, and whether any offsets or defenses exist against the Indebtedness. If any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail. The Lender agrees to provide the Borrower, within ten (10) Business Days following a request by Borrower, a payoff letter affirming the amount of the Loan then outstanding.

      15. Space Leases, Service Agreements and Equipment Leases. Borrower shall not, without the prior written consent of Lender, enter into or modify, amend or terminate (except upon a default by tenant) any lease of space (including restaurants) with respect to the Premises or any portion thereof in excess of 1,000 square feet. Any lease of space entered into by Borrower with respect to the Premises or any portion thereof shall (a) be subordinate to the lien of the Mortgage, (b) be pursuant to an arms' length transaction and (c) not contain any term which would materially affect Lender's rights under the Loan Documents. Borrower shall not, without the prior written consent of Lender, enter into any operating agreements or service contracts with respect to the Property ("Service Agreements") other than (i) agreements or contracts to provide customary guest services such as laundry, gift shop, or television cable services, or (ii) other agreements the aggregate annual payments for which do not exceed $50,000. All Service Agreements shall (a) be subordinate to the lien of the Mortgage and (b) be pursuant to an arms' length transaction. Borrower shall not, without the prior written consent of Lender, enter into any equipment lease which would cause the aggregate annual payments by Borrower for all equipment leases to exceed $25,000. All equipment leases shall be pursuant to an arms' length transaction.

      Within ten (10) days following the execution by Borrower of any new Lease, Borrower shall deliver to Lender a Subordination, Non-Disturbance and Attornment Agreement executed by the tenant under such Lease which is in form satisfactory to Lender unless the Lease contains subordination, non-disturbance and attornment provisions otherwise satisfactory to the Lender.

      Borrower shall perform and comply with all of the landlord's obligations under each Lease and shall not suffer or permit any breach or default on the part of the landlord to occur thereunder.

      16. Condemnation. Borrower shall not enter into any agreement for the taking of the Premises or any part thereof with anyone authorized to acquire the same in or by condemnation proceedings, or by the exercise of any power of eminent domain, unless and until Lender shall have consented thereto in writing.

      17. Litigation. Borrower shall promptly provide Lender with written notice of any material litigation in which Borrower, any other Loan Party or the Property is named as defendant which is not fully covered by insurance for which the insurer has assumed the defense and acknowledged coverage, and Borrower shall provide Lender with copies of all pleadings or orders filed or entered therein or with respect thereto.

      18. Principal Amortization Reserve.

            (1) The DSCR shall be calculated by Lender on each Calculation Date for the most recent Calculation Period. At all times prior to the Maturity Date, if the DSCR on the most recent Calculation Date is less than the Required Coverage Standard, Borrower shall, in addition to the regularly scheduled monthly payments of interest due under the Note, deposit with Lender on or before the twenty-fifth (25th) day of each month 100% of the Net Cash Flow for the immediately preceding Accounting Period.

            (2) Borrower shall make and Lender shall hold all such payments of Reserved Funds in accordance with the following terms and conditions:

            (1) All Reserved Funds held by Lender upon the Maturity Date or upon the occurrence of an Event of Default may be applied by Lender to the repayment of the Loan in accordance with the terms and conditions of the Note.

            (2) Provided that no Event of Default or Incipient Default exists, if, on the next Calculation Date, the DSCR is greater than or equal to the Required Coverage Standard, Lender shall return to Borrower the Reserved Funds then held by Lender, and Borrower's obligation to deposit the Reserved Funds with Lender shall be suspended until any subsequent Calculation Date when the DSCR is less than the Required Coverage Standard.

            (3) If Borrower is required to make payments of Reserved Funds pursuant to this Section 4.1.R for four (4) consecutive Calculation Dates, so long as no Event of Default or Incipient Default exists, Lender may, on such fourth consecutive Calculation Date, apply all Reserved Funds to the repayment of the Loan. No such repayment shall be subject to any prepayment fee or premium. Thereafter, all Reserved Funds may be applied by Lender, upon receipt, to the repayment of the Loan, as aforesaid; provided, however, if on any subsequent Calculation Date the DSCR shall be equal to or greater than the Required Coverage Standard, Borrower's obligation to deposit the Reserved Funds with Lender shall be suspended until any Calculation Date thereafter when the DSCR is less than the Required Coverage Standard.

            (4) All interest accrued on the Reserved Funds shall be added to the Reserved Funds and shall be disbursed in accordance with the foregoing terms and conditions. All interest earned on the Reserved Funds shall be taxable to Borrower.

      19. Application of Gross Revenues; Distributions. Borrower shall promptly apply all Gross Revenues to the payment of all current and past due Operating Expenses and to the repayment of all sums currently due or past due under this Loan, including all payments of Capital Reserve pursuant to Section 4.1T and real estate tax escrow payments pursuant to Section 4.1.B of this Agreement, if any. After the Renovation Completion and so long as no Event of Default or Incipient Default exists, and subject to the provisions of Section 4.1.R, Borrower may make dividends to its shareholders of Net Cash Flow after the payment of all current and past due Operating Expenses, debt service on the Loan, Capital Reserve payments, real estate tax escrow payments pursuant to
Section 4.1.B, if any, and all sums due and payable to Lender (for its own account or to be held by it) at or prior to the time of said dividend.

      20. Capital Reserve. Beginning on January 25, 1999, and continuing on the twenty-fifth (25th) day of each Loan Month thereafter, Borrower shall deposit with Lender on a monthly basis a reserve of not less than four percent (4%) of Gross Revenues for the preceding Accounting Period. So long as no Event of Default or Incipient Default (other than an Incipient Default which is susceptible to cure and as to which Borrower is diligently pursuing such cure) shall exist, Lender shall make said funds available to Borrower on the following terms and conditions: (i) all Capital Reserve funds released by Lender to Borrower shall be used to pay Borrower for the reasonable expenses actually incurred by Borrower for the acquisition, repair, or replacement of furniture, fixtures or equipment necessary for the management and operation of the Property (based on invoices furnished by Borrower) under an annual budget approved by Lender for said acquisitions, repairs and replacements; (ii) all requests by Borrower for a disbursement of Capital Reserve funds shall be in writing and shall not be made more frequently than once per Loan Month; (iii) each such request for a disbursement shall be in an amount of not less than $10,000.00; and (iv) Borrower shall provide Lender with invoices, contracts providing for progress payments or paid receipts covering the expenses for which Borrower seeks payment or reimbursement from the Capital Reserve funds. Prior to the disbursement of any Capital Reserve funds, Borrower shall also provide Lender with (i) evidence satisfactory to Lender that Borrower has accepted possession of said items and commenced using the same in the management and operation of the Property, or the applicable contract requires an advance payment prior to manufacture or delivery and (ii) paid receipts covering the expenses for which

Capital Reserve funds were previously disbursed.

      21. Funds Deposited with Lender. All funds of Borrower which are deposited with Lender pursuant to this Agreement or any other Loan Document shall be held in a separate account and invested in an interest-bearing account (at not less than money market rates). Any interest which accrues on said funds shall, at Lender's sole option, be paid to Borrower or be held as part of the applicable funds being held by Lender for the same purpose for which the principal sum of said funds is being held by Lender. The Capital Reserve fund shall be reviewed by the Lender annually on the anniversary of the Loan to determine if sufficient sums are being funded for the expenses provided for herein. If the Lender determines, in its reasonable discretion, that the Capital Reserve fund is insufficient, Borrower shall pay all funding shortages within thirty (30) days after notice by Lender. To secure all of Borrower's obligations to Lender under the Loan Documents, Borrower hereby grants to Lender a security interest in all funds now or hereafter deposited with Lender or otherwise in Lender's possession, custody or control pursuant to the provisions of this Agreement or any other Loan Document, including all funds deposited pursuant to Sections 4.1.B, 4.1.R, and 4.1.T of this Agreement. So long as any Event of Default exists, Lender shall have such rights with respect to such funds and any interest accrued thereon as are provided by applicable law and may apply such funds towards the satisfaction of Borrower's obligations hereunder or under any other Loan Documents. Without limiting any of the foregoing provisions, at the request of Lender, Borrower shall execute and deliver from time to time such documents as may be necessary or appropriate, in Lender's sole judgment, to assure Lender that it has a first priority perfected security interest in and lien on all funds deposited pursuant to Sections 4.1.B, 4.1.R, and 4.1.T of this Agreement, including the creation of a deposit account in the name of Borrower in a banking institution approved by Lender either within or outside of the State of Ohio, as directed by Lender, into which any or all of such funds will be deposited and maintained, subject to the rights of Lender with respect to such funds as provided herein. Lender reserves the right to inspect such repairs or replacements prior to the release of funds at Borrower's expense provided that such inspection expenses shall not exceed $1,500 in any twelve (12) month period.

      22. Audit and Inspection by Lender. Lender shall have the right, upon reasonable prior notice, and Borrower shall permit and shall cooperate with Lender in arranging for, at any reasonable time and from time to time, Lender and its representatives (i) to inspect the Property, and (ii) to review and audit all books, records and financial statements of Borrower (including all supporting data and any other records from which the Net Cash Flow may be determined); and Borrower shall make all such books of account and records available for such examination at the office where the same are regularly maintained. Lender shall have the right to copy, duplicate and make abstracts from such books and records as Lender may require. If any audit by Lender discloses that payments of Net Cash Flow which should have been made by Borrower exceeds the sums which were actually made by Borrower, then Borrower shall, within ten (10) days following written notice from Lender, pay to Lender the difference between said amounts, together with interest on such amount at the Default Rate from the date such amounts should have been paid to the date of post-audit payment. Borrower shall pay Lender's costs and expenses incurred in connection with no more than one (1) such audit per year. Borrower acknowledges and agrees that (i) all of such audits, inspections and reports shall be made for the sole benefit of Lender, and not for the benefit of Borrower or any third party, and neither Lender nor Lender's auditors or inspectors or any of Lender's representatives, agents or contractors assumes any responsibility or liability (except to Lender) by reason of such audits, inspections or reports, (ii) Borrower will not rely upon any of such audits, inspections or reports for any purpose whatsoever, and (iii) the performance of such audits, inspections and reports will not constitute a waiver of any of the provisions of this Agreement or any other Loan Document or any of the obligations of Borrower hereunder or thereunder. Borrower further acknowledges and agrees that neither Lender nor Lender's inspectors, representatives, agents or contractors shall be deemed to be in any way responsible for any matters related to design or construction of the Improvements.

      23. Appraisal. At any time during the term of the Loan, Borrower shall cooperate with Lender and use reasonable efforts to assist Lender in obtaining an appraisal of the Property. Such cooperation and assistance from Borrower shall include but not be limited to the obligation to provide Lender or Lender's appraiser with the following: (i) reasonable access to the Property, (ii) a current certified rent roll for the Property in form and substance satisfactory to Lender, current asking rents and a history of change in asking rents and historical vacancy for the past three years, (iii) current and budgeted income and expense statements for the prior three years, (iv) a site plan and survey of Property (to the extent available and at no cost to Borrower), (v) the building plans and specifications, including typical elevation and floor plans (to the extent available and at no cost to Borrower), (vi) a photocopy of the deed conveying the Property to Borrower, together with the legal description of the Property, (vii) the current and prior year real estate tax bills, (viii) a detailed list of past and scheduled capital improvements made during Borrower's period of ownership and the costs thereof, (ix) a summary of the then current ownership entity, (x) all environmental reports and other applicable information relating to the Property, and (xi) copies of all recent appraisals/property description information or brochures, including descriptions of amenities and services relating to the Property. The appraiser performing any such appraisal shall be engaged by Lender, and Lender shall be responsible for any fees payable to said appraiser in connection with an appraisal of the Property.

      24. Accounts. Borrower agrees that, at any time requested by Lender in writing after an Incipient Default or Event of Default has occurred, Borrower will do all acts requested by Lender to perfect or confirm the continued perfection of Lender's security interest in all of Borrower's bank accounts, including, without limitation, appointing a collateral agent satisfactory to Lender and segregating all of Borrower's funds from those of Manager or any Affiliates.

      25. Deferred Origination Fee. Borrower acknowledges that the Lender has earned the Deferred Origination Fee as of the date hereof although the Lender has agreed to defer its payment as hereinafter provided. Borrower agrees that it shall pay the Deferred Origination Fee to the Lender when the Loan is paid or becomes payable in full whether at the Maturity Date or upon earlier prepayment or acceleration.

      26. Limitation on Indebtedness. Borrower shall not, without the prior written consent of Lender, create, assume, incur or guaranty, directly or indirectly, any indebtedness or obligation, except for (i) lease financing or purchase money financing for equipment, incurred after the date hereof, which is secured by the equipment so leased or purchased and which lease or purchase money financings do not contain payment obligations, in the aggregate, in excess of $25,000 per year, or (ii) the Other Borrower Loans.

                                    ARTICLE 5

                                AGREEMENT TO LEND

      1.7 Agreement to Lend. On the basis of the covenants, agreements and representations of Borrower contained in, and subject to the terms and conditions set forth in, this Agreement and the other Loan Documents, Lender agrees to lend to Borrower the principal sum of up to $5,214,292. The entire proceeds of the Loan shall be disbursed by Lender at Closing. Borrower shall use the Loan proceeds for the purpose for which they were advanced and for no other purpose.

                                    ARTICLE 6

                             INSURANCE AND CASUALTY

      1.8 Insurance Provisions.

      1. Insurance. Borrower, at its sole cost and expense, shall insure and keep insured the Property against such perils and hazards, and in such amounts and with such limits, as Lender may from time to time reasonably require. At the time of the Closing, Lender's requirements for said insurance are set forth in Exhibit D, which requirements Borrower acknowledges are reasonable and customary. Borrower shall also carry such other insurance, and in such amounts, as Lender may from time to time reasonably require, against insurable risks which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the availability of insurance and to the type of construction, location, utilities, use and occupancy of the Premises or any replacements or substitutions therefor ("Additional Insurance"). Such Additional Insurance may include flood, hurricane, earthquake, war risk, nuclear explosion, demolition and contingent liability from the operation of "nonconforming improvements" on the Premises, and shall be obtained within 30 days after demand by Lender. Otherwise, Borrower shall not obtain any separate or additional insurance which is contributing in the event of loss, unless it is properly endorsed and otherwise reasonably satisfactory to Lender in all respects. The Proceeds (as defined in the Mortgage) of insurance paid on account of any damage to or destruction of the Premises or any portion thereof shall be paid over to Lender to be applied as hereinafter provided.

      2. Evidence of Coverage. The insurance shall be evidenced by the original policy or a true and certified copy of the original policy, or by certificates of insurance. Said certified copies, original policies or certificates shall be delivered to Lender at or prior to Closing. On or before the Closing and each stated due date thereafter, Borrower shall pay all premiums and fees for the insurance policies required hereunder. Borrower shall deliver certified copies of all policies and renewals (or certificates evidencing the same) to Lender at least thirty (30) days before the expiration of existing policies. Each such policy shall provide that such policy may not be canceled or materially changed except upon 30 days prior written notice of intention of non-renewal, cancellation or material change to Lender, and that no act or thing done by Borrower shall invalidate the policy as against Lender. Notwithstanding anything to the contrary contained herein or in any provision of law, the Proceeds of insurance policies coming into the possession of Lender and which are not to be used for the Work (as hereinafter defined) shall not be deemed trust funds and Lender shall be entitled to dispose of such Proceeds as hereinafter provided. If Lender has not received satisfactory evidence of such renewal or substitute insurance in the time frame herein specified, Lender shall have the right, but not the obligation, to purchase such insurance for Lender's interest only. Any amounts so disbursed by Lender pursuant to this Section 6.1.B shall be deemed to be a part of the Loan and shall bear interest at the Default Rate. Nothing contained in this Article 6 shall require Lender to incur any expense or take any action hereunder, and inaction by Lender shall never be deemed a waiver of any rights accruing to Lender on account of this Article 6.

      3. Separate Insurance. Borrower shall not carry any separate insurance on the Property concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Lender's prior written consent, and any such policy shall have attached a standard non-contributing mortgagee clause, with loss payable to Lender, and shall meet all other requirements set forth herein.

      4. Damage to or Destruction of Premises. In the event of any damage to or destruction of the Premises, Borrower shall give prompt written notice to Lender and, provided Lender makes the Proceeds available for the costs of repair, restoration and rebuilding, Borrower shall promptly commence and diligently continue to completion the repair, restoration and rebuilding of the Premises so damaged or destroyed in full compliance with all legal requirements and with the provisions of Section 6.1.F below, and free and clear from any and all liens and claims. Such repair, restoration and rebuilding of the Premises are sometimes hereinafter collectively referred to as the "Work." Borrower shall not adjust, compromise or settle any claim(s) for insurance Proceeds without the prior written consent of Lender unless such claim(s) does not exceed $100,000 in the aggregate in which case no consent of Lender is required. Subject to Sections 6.1E and F, below, Lender shall have the option in its sole discretion to apply any insurance Proceeds it may receive pursuant to the Mortgage (less any cost to Lender of recovering and paying out such Proceeds, including reasonable attorneys' fees) to the payment of the Indebtedness or to allow all or a portion of such Proceeds to be used for the Work. If any insurance Proceeds are applied to reduce the Indebtedness, Lender shall apply the same in the following order:

            (1)   first, to the payment of interest due on any Advances;

            (2)   next, to the principal amount of any Advances;

            (3) next, to any Late Charges (as provided in the Note);

            (4) next, to accrued interest then due under the Note; and

            (5) finally, to the unpaid principal balance of the Note.

      If Lender applies insurance Proceeds to reduce the Indebtedness, no prepayment fee shall be due with respect to any prepayment effected thereby.

      5. Restoration. Notwithstanding the provisions of Section 6.1.D above, if, in Lender's reasonable judgment, the Work can be completed within 18 months of the occurrence of said damage or destruction, then Lender shall, upon request by Borrower, permit Borrower to use the insurance Proceeds for the Work (subject to the provisions of, and less Lender's costs described in, Section 6.1.F below), so long as Lender, in its reasonable judgment, is satisfied that as of each date on which such insurance Proceeds are to be applied to payment thereof:

            (1) The insurance Proceeds held by Lender in respect of the applicable casualty equal or exceed such estimated cost of effecting such repair and restoration, or such portion thereof as then remains to be completed and paid for or Borrower provides evidence satisfactory to Lender that Borrower has funds available to pay any shortfall, and, if required by Lender, escrows such funds with Lender for disbursement in accordance with the requirements of Section 6.1.F;

            (2) The Management Agreement shall remain in full force and effect and all material Leases, if any, shall remain in full force and effect, and no tenant thereunder shall be entitled to cancel or terminate its Lease as a consequence of such casualty;

            (3) Upon completion of the Work, the monthly revenues from the Property shall, in Lender's reasonable judgment, be sufficient to pay all interest and other sums due and payable under the Note, this Agreement and the other Loan Documents;

            (4) The Work will, in Lender's reasonable judgment, be completed on or prior to May 31, 2000;

            (5) There is in force and effect for the benefit of Borrower and Lender rental or business interruption insurance sufficient to provide coverage for one hundred percent (100%) of all income lost as a consequence of such casualty for not less than the projected period for the completion of the Work or Borrower provides evidence satisfactory to Lender that Borrower has funds available to pay all interest and other sums due and payable under the Note, this Agreement and the other Loan Documents, as well as all other expenses of the Property during such period and, if required by Lender, escrows such funds with Lender for application to the payment of such obligations as they come due;

            (6) The Work will be effected pursuant to plans and specifications reasonably approved in writing by Lender, and by a general contractor and major subcontractors, and pursuant to contracts, reasonably approved in writing by Lender; and

            (7) The Work can be effected in compliance with all applicable laws and Borrower has obtained all licenses, permits, consents and approvals from all applicable governmental authorities or private parties required to permit Borrower to effect such restoration and repair and to use, operate and occupy the repaired and restored premises upon completion thereof (other than those which will issue in the ordinary course upon completion) and that the same are in full force and effect.

Lender shall have no obligation to make such insurance Proceeds available to pay for the Work if (A) the Loan shall have been accelerated and the principal and accrued interest owing on the Loan have become due and payable, or (B) there shall exist an Event of Default or Incipient Default other than an Incipient Default which is susceptible to cure and as to which Borrower is diligently pursuing such cure.

      6. Distribution of Proceeds. If any insurance Proceeds are used for the Work, then such Proceeds shall be held by Lender and shall be paid out from time to time to Borrower as the Work progresses (less any cost to Lender of recovering and paying out such Proceeds, including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor), subject to each of the following conditions:

            (1) If the Work is structural or if the cost of the Work is reasonably estimated by Lender to exceed $250,000, the Work shall be conducted under the supervision of a certified and registered architect or engineer unless otherwise waived in writing by the Lender. Before Borrower commences any Work, other than temporary work to protect property or prevent interference with business, Lender shall have approved in writing the plans and specifications for the Work, which approval shall not be unreasonably withheld or delayed, it being nevertheless understood that such plans and specifications shall provide for Work so that, upon completion thereof, the Premises shall be at least equal in value and general utility to the Premises prior to the damage or destruction.

            (2)   Each request for payment shall be made on not less than ten
                  (10) Business Days prior notice to Lender and shall be accompanied by a certificate of the architect or engineer in
                  (i) above (or a certificate given by Borrower if no architect or engineer is so required) stating (A) that all of the Work completed has been done in substantial compliance with the approved plans and specifications, if required under (i) above, (B) that the sum requested is justly required to reimburse the Borrower for payments by Borrower, or is justly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Premises, that title to the personal property items covered by the request for payment is vested in Borrower, and (D) that the amount of such Proceeds remaining in the hands of Lender will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion). Additionally, each request for payment shall contain a statement signed by Borrower approving both the Work done to date and the Work covered by the request for payment in question. Each request for payment shall be accompanied by waivers of lien satisfactory to Lender covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company or an attorney authorized to practice law in the State, or by other evidence satisfactory to Lender that there has not been filed with respect to the Premises any mechanics' or other lien or instrument for the retention of title relating to any part of the Work not discharged of record. Additionally, as to any personal property covered by the request for payment, Lender shall be furnished with evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on the personal property.

            (3) Lender or its designee shall have the right to inspect the Work at all reasonable times and may condition any disbursement of Proceeds upon the satisfactory completion, as determined in Lender's reasonable discretion, of any portion of the Work for which payment or reimbursement is being requested. The cost of any such inspection of the Work shall be paid by Borrower prior to or simultaneously with the next disbursement of any portion of the Proceeds. Neither the approval by Lender of the plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

            (4) Proceeds shall not be disbursed more frequently than every 30 days.

            (5) Any request for payment made after the Work has been completed shall be accompanied by a copy or copies of any certificate or certificates required by law to render occupancy and full operation of the Premises legal.

            (6) Upon completion of the Work and payment in full therefor, or upon any failure on the part of Borrower to promptly commence the Work, or upon the failure on the part of Borrower to proceed diligently and continuously to completion of the Work (subject to allowance for reasonable delays and interruptions in the supply of materials and labor not caused by any act or omission of Borrower), Lender may apply any such proceeds it then or thereafter holds to the payment of the Indebtedness; provided, however, that Lender shall be entitled to apply at any time all or any portion of insurance Proceeds it then holds to the curing of any Event of Default. Upon completion of the Work, so long as no Event of Default exists, any remaining insurance Proceeds held by Lender shall be paid to Borrower.

      7. Miscellaneous Insurance Provisions.

            (1) Notwithstanding any other provision of this Section 6.1, if in Lender's reasonable judgment the cost of the Work is less than $250,000 and such Work can be completed in less than 60 days and provided no Event of Default has occurred and is continuing, then Lender shall, upon request by Borrower, permit Borrower to apply for and receive the insurance Proceeds directly from the insurer (and Lender shall advise the insurer to pay over such Proceeds directly to Borrower), provided that Borrower shall apply such insurance Proceeds solely to the prompt and diligent commencement and completion of such Work.

            (2) In the event of the foreclosure of the Mortgage or other transfer of title to or assignment of the Property in extinguishment of the Indebtedness in whole or in part, all right, title and interest of Borrower in and to any insurance Proceeds shall inure to the benefit of and pass to Lender or any purchaser or transferee of the Property.

            (3) Borrower hereby authorizes Lender, during all periods in which an Event of Default has occurred and remains uncured, to settle any insurance claims, to obtain insurance Proceeds, and to endorse any checks, drafts or other instruments representing any insurance Proceeds whether payable by reason of loss thereunder or otherwise.

                                   ARTICLE 6A

                                 RENOVATION WORK

      6A.1 Construction. During the pendency of the Renovation Work, Borrower shall provide Lender with monthly reports which include, as applicable, (i) evidence reasonably satisfactory to Lender that the Renovation Work complies with all building, zoning and other laws and governmental codes, rules and regulations, (ii) copies of all necessary licenses, permits, approvals and consents required for the use, occupancy and operation of the Premises, as altered by the Renovation Work, (iii) evidence satisfactory to Lender that all Renovation Work completed as of the date of such report has been inspected and approved by each required Governmental Authority and by each other person or entity (including any tenants) having the right to inspect and approve the Renovation Work and (iv) all contractors and subcontractors have been paid current. Borrower shall provide Lender with such other information and material relating to the Renovation Work as Lender reasonably requests.

      6A.2 Completion. Borrower shall: (i) cause the Renovation Work to be completed in a good and workmanlike manner in accordance with the reasonable requirements of Lender's Consultant, and the requirements of this Agreement, the Renovation Budget and the Renovation Plans; (ii) cause the Renovation Work to be completed so that the Premises remain free and clear of all liens and encumbrances other than Permitted Exceptions; (iii) cause Renovation Completion to be achieved on or before the Renovation Completion Date; and (iv) commence the Renovation Work within 90 days following the Closing and pursue the Renovation Work diligently to completion.

      6A.3 Compliance with Laws. Borrower shall cause the Renovation Work to be constructed in accordance with all applicable requirements of any Governmental Authority having jurisdiction with respect thereto including, without limitation, obtaining all licenses, permits, approvals and consents for the use, occupancy and operation of the Premises, as altered by the Renovation Work.

      6A.4 Other Remedies of Lender. Upon the occurrence of an Event of Default, in addition to any other remedies available to Lender by the terms of this Agreement or any other Loan Document or by law, Lender may at its sole discretion: (a) complete the Renovation Work (with such changes as Lender shall deem appropriate), all at the risk, cost and expense of Borrower; (b) discontinue at any time the Renovation Work; (c) engage builders, contractors, engineers, architects and others for the purpose of furnishing labor, material and equipment in connection with the Renovation Work, which personnel may, but need not, be the same as those engaged by Borrower; (d) pay, compromise or settle all bills or claims incurred in connection with the Renovation Work; and
(e) take or refrain from taking such action with respect to the Renovation Work as Lender may from time to time reasonably determine. All such action shall be at Borrower's sole cost and expense, such sums being secured by the Mortgage.

                                    ARTICLE 7

                               BORROWER'S DEFAULT

      1.9 Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

      1. Borrower fails (i) to pay any installment of interest on the Note when due and continuing for more than five (5) days after written notice thereof from Lender or (ii) to pay the Note in full on or before the Maturity Date;

      2. Borrower or the Guarantor fails to pay within ten (10) days following written notice from Lender any amounts due hereunder or under any of the other Loan Documents, other than installments of interest on the Note; or

      3. Any representation or warranty made by Borrower or any other Loan Party in or pursuant to this Agreement or otherwise made in writing in connection with or as contemplated by this Agreement shall be incorrect or false or misleading in any material respect as to the period of time to which it relates; or

      4. An Event of Default exists under any other Loan Document; or

      5. Any representation to Lender by Borrower or any other Loan Party as to the financial condition or credit standing of Borrower or any other Loan Party, or any financial statement provided to Lender pursuant to any Loan Document, is or proves to be false or misleading in any material respect; or

      6. Except for Permitted Transfers, any interest in Borrower or the Property (or any part thereof) is sold, conveyed, transferred, assigned, disposed of or further encumbered, either directly or indirectly, or any agreement for any of the foregoing is entered into; or

      7. The Premises or any portion thereof is rezoned either voluntarily or involuntarily, so as to no longer permit the Premises or any portion thereof to be used as a hotel; or

      8. Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender or Borrower from performing any of their obligations under this Agreement; or

      9. Borrower or any other Loan Party makes an assignment for the benefit of creditors; or petitions or applies to any court for the appointment of a trustee or receiver for itself or for any part of its assets or for the Property or any portion thereof, or commences any proceedings under any bankruptcy, insolvency, readjustment of debt or reorganization statute or law of any jurisdiction, whether now or hereafter in effect; or if any such petition or application is filed or any such proceedings are commenced, and Borrower or any other Loan Party by any act indicates any approval thereof, consent thereto, or acquiescence therein; or an order is entered appointing any such trustee or receiver, or adjudicating Borrower or any other Loan Party bankrupt or insolvent, or approving the petition in any such proceeding; or if any petition or application for any such proceeding or for the appointment of a trustee or receiver is filed by any third party against Borrower or any other Loan Party or their respective assets or the Property, or any portion thereof, and any of the aforesaid proceedings is not dismissed within ninety (90) days of its filing; or

      10. Any representation or warranty made by the Ground Lessor in the Estoppel Agreement shall be incorrect or false or misleading in any material respect; or

      11. A default or event of default occurs under the Franchise Agreement and Franchisor has taken affirmative action to enforce its rights under the Franchise Agreement, or has affirmatively declared a default under the Franchise Agreement, or has otherwise expressly indicated that it deems such default material, or the Franchise Agreement or any related arrangement with Franchisor is terminated without the prior written consent of Lender, in its sole discretion; or

      12. A final non-appealable judgment or judgments for the payment of money in excess of an aggregate of $50,000 shall be rendered against Borrower and such judgment or judgments shall remain undischarged or unbonded (to Lender's satisfaction) for a period of 60 consecutive days during which the execution shall not be effectively stayed; or

      13. The Management Agreement is amended or terminated for any reason without the prior written consent of Lender; or

      14. Borrower or any other Loan Party fails to comply with, keep or perform any of its other obligations, agreements, undertakings, covenants, conditions or warranties under
(i) this Agreement, (ii) any other Loan Document, or (iii) any other document or instrument executed and delivered to Lender by Borrower or any other Loan Party pursuant to this Agreement, and such failure continues for a period of thirty
(30) days after written notice thereof by Lender to Borrower, provided, however, if such failure is susceptible to cure by Borrower but cannot be cured within such thirty (30) day period, but Borrower commences to cure the same within such thirty (30) day period and thereafter diligently proceeds to cure the same, Borrower shall have an additional reasonable period of time in which to cure such failure (but in no event longer than ninety (90) days after the date of notice thereof); or

      15. An event of default occurs under the Other Borrower Loan Documents and is not cured by Borrower within any applicable grace or cure period; or

      16. An event of default occurs under the Related Party Loan Documents and is not cured by the Related Party within any applicable grace or cure period.

      1.10 Remedies. Upon the happening of an Event of Default, Lender shall have the right, in addition to all the remedies conferred upon Lender by law or equity or the terms of any Loan Document, to do any or all of the following, concurrently or successively, without notice to Borrower:

      1. Declare the Note to be, and such Note shall thereupon become, immediately due and payable, together with the Prepayment Fees (as defined in the Primary Note), if applicable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding, and exercise any one or more of its rights and remedies under the Loan Documents.

      2. Enter upon and take possession of the Property and all material, equipment and supplies thereon and do anything necessary or desirable to fulfill the obligations of Borrower hereunder and to sell, manage, maintain, repair and protect the Property. Without limiting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution to (i) pay, settle or compromise all existing bills and claims which may be liens upon or security interests in the Property, or to avoid such bills and claims becoming liens or security interests, against the Property or any fixtures or equipment thereon, or as may be necessary or desirable for the clearance of title or otherwise,
(ii) use any funds of Borrower for purpose of completing the Renovation Work,
(iii) execute all applications and certificates in the name of Borrower which may be required to carry out the intent and purpose hereof, (iv) employ such contractors, subcontractors, architects and others as Lender may deem reasonably appropriate, (v) do any and every act which Borrower might do on its own behalf, including to enter into Leases of any portion of the Property, and (vi) prosecute or defend any and all actions or proceedings involving the Property or any fixtures, equipment or other installations thereon, it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked. Lender and its designees, representatives, agents, licensees and contractors shall be entitled to the entry, possession and use contemplated herein without the consent of any party and without any legal process or other condition precedent whatsoever. Borrower acknowledges that any denial of such entry, possession and use by Lender will cause irreparable injury and damage to Lender and agrees that Lender may forthwith sue for any remedy to enforce the immediate enjoyment of such right. Borrower hereby waives the posting of any bond as a condition for exercising such remedy.

      3. Apply the sum of any Reserved Funds and Capital Reserve payments then being held by Lender to the repayment of the Loan in any order or priority.

      4. Declare any or all of the Other Borrower Loans and the Related Party Loans to be in default and to pursue all of its rights and remedies with respect thereto.

      Anything in this Agreement to the contrary notwithstanding, all funds advanced or disbursed by Lender pursuant to the provisions of this Article 7 shall be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom such funds are owed and shall bear interest at the Default Rate. Funds advanced or disbursed by Lender in the exercise of its judgment that the same are needed to protect its security or to otherwise perform any obligations of Borrower hereunder are to be deemed obligatory advances hereunder and are to be added to the total indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents and said indebtedness shall, if necessary, be increased accordingly.

      In case of any Event of Default hereunder, Borrower will pay Lender's attorneys' fees and disbursements and court costs (including those relating to appeals) and all related expenses in connection with the enforcement of this Agreement or any of the other Loan Documents.

                                    ARTICLE 8

                                  MISCELLANEOUS

      1.11 Indemnification. Except for Losses (as hereinafter defined) which are finally adjudicated by a court of competent jurisdiction to have arisen directly and proximately from the gross negligence or willful misconduct of Lender or have arisen solely and exclusively from acts or events occurring after the Borrower has relinquished all possession, direction or control over the Property, Borrower shall protect, defend, indemnify and hold Lender, and its officers, directors, employees and agents (each, an "Indemnified Party") harmless from and against any and all harm, loss, liability, damage, suit, claim, demand, expense, fees, costs, judgments and penalties (including reasonable attorneys' fees but excluding consequential damages) (each a "Loss") suffered or incurred by an Indemnified Party in connection with (i) any claim, demand, suit or proceeding brought or asserted by any person against an Indemnified Party arising out of or relating to Lender's entering into or carrying out the terms of this Agreement or any of the other Loan Documents or being the holder of the Note, (ii) any default by Borrower or any other Loan Party hereunder or under any other Loan Document, (iii) any bodily injury, death, other personal injury or property damage occurring in or upon the Property through any cause whatsoever, and (iv) any transaction otherwise arising out of or in any way connected with the Property, this Agreement, any other Loan Document or the Indebtedness, excluding a Loss arising out of Lender's gross negligence or willful misconduct.

      1.12 Defense of Claims. Lender may, at Borrower's sole cost and expense, retain separate counsel to defend Lender against any claim relating to any Loss or potential Loss. If Lender retains separate counsel in such an action, Borrower will cooperate with Lender and provide Lender with copies of all existing pleadings, discovery materials and other materials relating to said claim. In any event, Borrower shall defend any such claim and shall provide Lender with copies of all pleadings, filings and correspondence relating thereto.

      1.13 Performance by Lender. In the event that Borrower shall at any time fail to duly and punctually pay, perform, observe or comply with any of its covenants and agreements hereunder or under the other Loan Documents, or if any Event of Default hereunder shall exist, then Lender may (but shall in no event be required to) make any such payment or perform any such term, provision, condition, covenant or agreement or cure any such Event of Default. Lender shall not take action under this Section 8.3 prior to the occurrence of an Event of Default unless in Lender's reasonable judgment, such action is necessary or appropriate in order to preserve the value of the collateral, to protect persons or property, or Borrower has abandoned the Property or any portion thereof. Lender shall not be obligated to continue any such action having commenced the same and may cease the same without notice to Borrower. Any amounts expended by Lender in connection with such action shall constitute additional advances hereunder, the payment of which is additional indebtedness, secured by the Loan Documents and shall become due and payable upon demand by Lender, with interest at the Default Rate from the date of disbursement thereof until fully paid. No further direction or authorization from Borrower shall be necessary for such disbursements. The execution of this Agreement by Borrower shall and hereby does constitute an irrevocable direction and authorization to Lender to so disburse such funds.

      1.14 Transfer or Assignment. Lender may assign, negotiate, pledge or otherwise hypothecate all or any portion of the Loan or grant participation therein, or in any of its rights and security hereunder and under the other Loan Documents, and Borrower shall accord full recognition thereto provided that if the Loan is assigned to any party other than Nationwide Life Insurance Company or any other life insurance company, financial institution or other commercial or institutional lender, or affiliate thereof, then Borrower must consent to such assignment which consent shall not be unreasonably withheld or delayed. Lender agrees to provide Borrower with written notice of any assignment of the Loan other than to Nationwide Life Insurance Company. Lender may deliver copies to any potential participant or assignee or transferee of financial statements and other information from time to time furnished to Lender pursuant hereto or in connection therewith provided that Lender shall take such steps as may be reasonably necessary to assure that such information remains confidential. Borrower shall not assign or attempt to assign its rights or obligations under this Agreement or any other Loan Document other than Permitted Transfers.

      1.15 Lender's Actions. The authority herein conferred upon Lender and any action taken by Lender hereunder or in any other Loan Document will be taken by Lender for its own protection only, and Lender does not and shall not be deemed to have assumed any responsibility to Borrower or to any other person or persons with respect to any such action herein authorized or taken by Lender. No person shall be entitled to rely upon, or claim to have relied upon, any action taken or failed to have been taken by Lender or any of its representatives.

      1.16 Time is of the Essence. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

      1.17 Waivers. No waiver of any term, provision, condition, covenant or agreement contained herein or in any other Loan Document shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder or in any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. No notice to or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

      1.18 Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be delivered personally, or by overnight express courier, addressed in the case of Borrower to:

                      Lodgian AMI, Inc.
                      Two Live Oak Center
                      3445 Peachtree Road, NE
                      Suite 700
                      Atlanta, Georgia 30326

                      with a copy to:

                       Stearns, Weaver, Miller, Weissler,
                           Alhadeff & Sitterson, P.A.

                      Museum Tower
                      150 West Flagler Street
                      Miami, Florida 33130
                        Attention: Robert Weissler, Esq.

                      in the case of Lender to:

                      Banc One Capital Funding Corporation
                      150 East Gay Street
                      Columbus, Ohio 43215
                      Attention: Loan Servicing

                      with a copy to:

                      Banc One Capital Markets, Inc.
                         150 East Gay Street, 24th Floor
                              Columbus, Ohio 43215
                      Attn: Legal Department and Real Estate Investment Group

or at such other addresses or to the attention of such other persons as may from time to time be designated by the party to be addressed by written notice to the other in the manner herein provided. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder when received or when delivery is refused or when the same are returned to sender for failure to be called for.

      1.19 Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns. No assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of Borrower.

      1.20 No Partnership. Nothing contained herein, or in any other Loan Document, and no action or inaction whatsoever on the part of Lender, shall be deemed to make Lender a partner or joint venturer with Borrower.

      1.21 Brokerage Claims. Borrower shall, and shall cause the Guarantor, to protect, defend, indemnify and hold Lender harmless from and against all loss, cost, liability and expense incurred as a result of any claim for a broker's or finder's fee against Lender or any person or entity in connection with the transaction herein contemplated, provided such claim is made by or arises through or under Borrower or the Guarantor or is based in whole or in part upon alleged acts or omissions of Borrower or the Guarantor. Lender shall protect, defend, indemnify and hold Borrower harmless from and against all loss, cost, liability and expense incurred as a result of any claim for a broker's or finder's fee against Borrower provided such claim is based upon alleged acts or omissions of Lender.

      1.22 Publicity. Lender and Borrower may each reasonably publicize the Loan if it so elects. Borrower agrees to consult with Lender prior to any press release concerning the Loan.

      1.23 Documents Satisfactory to Lender. All documents and other matters required by any of the provisions of this Agreement to be submitted or provided to Lender shall be in form and substance reasonably satisfactory to Lender.

      1.24 Additional Assurances. At any time or from time to time, upon the written request of Lender, Borrower shall execute, and, if required, record, file (and pay all fees, taxes or other expenses relating thereto) all such further documents and do all such other acts and things as Lender may reasonably request to effectuate the transaction contemplated herein in accordance with the terms hereof.

      1.25 Entire Agreement. This Agreement, the Exhibits hereto and the other Loan Documents and other documents referred to herein constitute the entire agreement between the Lender and Borrower with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.

      1.26 Severability. If any provision of this Agreement or any other Loan Document or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or any other Loan Document, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by applicable law.

      1.27 No Third Party Beneficiary. Except as hereinafter expressly provided, this Agreement is made for the sole benefit of Borrower and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder. Notwithstanding the foregoing, Banc One Capital Partners, VII, Ltd., its successors and assigns, shall be a third party beneficiary of the representations, warranties, covenants and agreements of Borrower and Guarantor under the Loan Documents for so long as it may own a participation interest in the Loan.

      1.28 CHOICE OF LAW. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF OHIO, ACCEPTED BY LENDER IN THE STATE OF OHIO, AND THE PROCEEDS OF THE LOAN EVIDENCED HEREBY WERE OR ARE TO BE DISBURSED BY LENDER FROM THE STATE OF OHIO. BORROWER AND LENDER AGREE THAT THE STATE OF OHIO HAS A SUBSTANTIAL RELATIONSHIP TO THE TRANSACTION EVIDENCED HEREBY AND AGREE THAT THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

      1.29 Limitation on Liability.

            (1) Subject to the limitations and exceptions contained in subsections (b), (c), (d) and (e) below and as otherwise provided in Section 8.21, Borrower shall not have any personal recourse liability for amounts owing under the Note or any of the other Loan Documents and no deficiency judgment therefor shall be enforced against Borrower. Lender's recourse for such amounts shall, subject to the limitations and exceptions contained in subsections (b),
(c), (d) and (e) below, be limited to the collateral and security provided under the Loan Documents and the Other Borrower Loan Documents. Anything herein to the contrary notwithstanding, the Borrower acknowledges and agrees that the collateral and security provided under the Loan Documents and the Other Borrower Loan Documents are intended to cross-collateralize both the Loan and the Other Borrower Loans as described in Section 8.21.

            (2) A judgment may be sought, obtained, entered and enforced against Borrower to the extent necessary to preserve or enforce the rights and remedies of Lender in, to or against the collateral and security provided under the Loan Documents and the Other Borrower Loan Documents, and nothing contained in this
Section 8.19 shall be construed to limit, prejudice or impair the rights of Lender to enforce its rights and remedies against any real and personal property mortgaged, pledged, encumbered, assigned or granted to secure payment or performance under this Agreement, the Note, the other Loan Documents and the Other Borrower Loan Documents. Notwithstanding anything to the contrary herein or elsewhere Lender shall, to the fullest extent permitted by law, be entitled to injunctive relief and to specific performance.

            (3) Anything contained herein or elsewhere to the contrary notwithstanding, Borrower and Guarantor shall be liable to Lender, without limitation, for Lender's harm, loss (including lost interest and principal on the Loan), damage, costs and expenses (including Lender's reasonable attorneys' fees and court and collection costs) arising out of or in connection with any of the following circumstances:

            (1) any misapplication or misappropriation of any insurance or condemnation proceeds;

            (2) revenues collected after an Event of Default or Incipient Default and not properly applied to the Loan or normal operating expenses of the Premises;

            (3) any waste respecting all or any part of the Property or any other collateral;

            (4) real estate taxes, personal property taxes or Impositions, if any, and insurance premiums with respect to the Property (except to the extent resulting from the failure by Lender to disburse any deposits received from Borrower with respect to such real estate or personal property taxes in accordance with the provisions of Section 4.1(B));

            (5) fraud in connection with the Loan or any Loan Document;

            (6) any material breach of any representation or warranty made in connection with the Loan (expressly excluding any representations or warranties made by the Ground Lessor) known by Borrower or Guarantor to have been false when made, or deemed made specifically including any material misrepresentation or inaccuracy contained in any financial statement or other document provided to Lender pursuant to
                  Section 4.1.K of this Agreement known by Borrower or Guarantor to have been false or inaccurate when provided;

            (7) any destruction of the Property or any part thereof in or from an uninsured or underinsured casualty for which Borrower was required to obtain insurance under this Agreement;

            (8) any breach of any of the terms and provisions of Section 2.10 (Environmental Matters) of the Mortgage; or

            (9) any lien arising from the failure of the Borrower to pay or perform any obligation with respect to taxes or employee benefits which lien is superior in priority to the lien created by the Mortgage and the Security Agreement upon the property encumbered thereby.

            (4) In the event of any filing by Borrower of any voluntary petition under the Bankruptcy Code, or the taking by Borrower of any comparable action under any federal or state law; or the filing of any involuntary petition under the Bankruptcy Code against Borrower or the taking of comparable action under any federal or state law against Borrower by any Affiliate of any of them, the Loan shall become fully recourse against Borrower.

            (5) Nothing contained in this Section 8.19 shall be construed to release Borrower or any Loan Party from liability under (i) the indemnifications contained in Section 2.10 (Environmental Matters) of the Mortgage, (ii) the Limited Guaranty, (iii) the Environmental Indemnity, or (iv) the Other Borrower Loan Documents.

      1.30 WRITTEN AGREEMENT.

            (a) THE RIGHTS AND OBLIGATIONS OF BORROWER AND LENDER SHALL BE DETERMINED SOLELY FROM THIS WRITTEN LOAN

                  AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN LENDER AND BORROWER CONCERNING THE SUBJECT MATTER HEREOF AND OF THE OTHER LOAN DOCUMENTS ARE SUPERSEDED BY AND MERGED INTO THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            (b) THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS LOAN AGREEMENT OR THE LOAN DOCUMENTS.

            (c) THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      1.31 Cross-Collateralizations. The Other Borrower Loans and the Related Party Loans are cross-defaulted with the Loan and with each other. The Other Borrower Loans are cross- collateralized with the Loan and each other. Accordingly, the Other Borrower Loans are secured by the Property and the other collateral contemplated by the Loan Documents (the "Loan Collateral"), and the Loan is secured by the Other Hotel Properties and other collateral serving as security for such Other Borrower Loans (the "Other Borrower Loan Collateral"). Without limitation to any other right or remedy provided to Lender in this Agreement, or any of the other Loan Documents, Borrower acknowledges and agrees that, to the full extent permitted under applicable law, upon the occurrence of an Event of Default (i) Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings which it, as Lender, in its discretion, shall determine from time to time, (ii) Lender is not required to either marshall assets, sell the Loan Collateral or any Other Borrower Loan Collateral in any inverse order of alienation, or be subjected to any "one action" or "election of remedies" law or rule, (iii) the exercise by Lender of any remedies against any Loan Collateral or any Other Borrower Loan Collateral, will not impede Lender from subsequently or simultaneously exercising remedies against any other collateral, (iv) all liens and other rights, remedies and privileges provided to Lender in this Agreement, and in the other Loan Documents (except to the extent such documents have terminated or expired pursuant to their terms) or otherwise shall remain in full force and effect until Lender has exhausted all of its remedies against the Loan Collateral and all Other Borrower Loan Collateral has been foreclosed, sold and/or otherwise realized upon and (v) the Loan Collateral and all the Other Borrower Loan Collateral shall be security for the performance of all of Borrower's obligations hereunder.

      1.32 Intentionally Omitted.

      1.33 Intentionally Omitted.

      1.34 WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY LENDER AND BORROWER, AND LENDER AND BORROWER ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF ANOTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LENDER AND BORROWER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

      1.35 Consent to Jurisdiction. The parties hereto submit to personal jurisdiction in the State of Ohio for the enforcement of the provisions of this Agreement and the other Loan Documents and irrevocably waive any and all rights to object to such jurisdiction for the purposes of litigation to enforce any provision of this Agreement and the other Loan Documents. Lender and Borrower hereby consent to the jurisdiction of and agree that any action, suit or proceeding to enforce this Agreement may be brought in any state or federal court in the State of Ohio. Lender and Borrower hereby irrevocably waive any objection which they may have to the laying of the venue of any such action, suit, or proceeding in any such court and hereby further irrevocably waive any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Borrower and Lender hereby consent that service of process in any action, suit or proceeding may be made by service upon the Borrower's agent for service of process (in the case of service to be made upon Borrower), by personal service upon the party being served, or by delivery in accordance with the notice requirements of Section 8.8 of this Agreement.

        IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

                                          BORROWER:

                                          LODGIAN AMI, INC., a
                                          Maryland corporation


                                          By: /s/ Toni Jones
                                              ----------------------------------
                                          Name: Toni Jones
                                          Title: Vice President


                                          LENDER:

                                          BANC ONE CAPITAL FUNDING
                                          CORPORATION, an Ohio corporation


                                          By: /s/ Ronald L. Callentine
                                              ----------------------------------
                                          Name: Ronald L. Callentine
                                          Title: Vice President

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                   EXHIBIT B-1

                                 ADDITIONAL NOTE

                                   EXHIBIT B-2

                                  PRIMARY NOTE

                                    EXHIBIT C

                             PERMITTED ENCUMBRANCES

                                    EXHIBIT D

                             INSURANCE REQUIREMENTS

      (i) Insurance against loss to the Property on an "All Risk" policy form, covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains a 1987 Commercial 150 "Causes of Loss Special Format and such other risks as Lender may reasonably require, including risk of hurricane, insurance covering the cost of demolition of undamaged portions of any portion of the Property when required by code or ordinance and the increased cost of reconstruction to conform with current code or ordinance requirements, in amounts equal to the full replacement cost of the Property (other than the Land), including fixtures and equipment, Borrower's interest in leasehold improvements, and the cost of debris removal, with 1008 co-insurance with an agreed amount endorsement and deductibles of not more than $10,000.00;

      (ii) Business interruption/extra expense insurance in amounts sufficient to pay during any period in which the Property may be damaged or destroyed, on a gross income basis for a period of twelve (12) months (i) all business income derived from the Property and (ii) all amounts (including all impositions, utility charges and insurance premiums) required to be paid by Borrower;

      (iii) During the performance of the Renovation Work and the making of any other alterations or improvements to the Property insurance covering claims based on the owner's or employer's contingent liability not covered by the insurance provided in subsection (f) below.

      (iv) Insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if the Property or any portion thereof is now, or at any time while the Loan remains outstanding shall be, situated in any area which an appropriate Governmental Authority designates as a special flood hazard area, Zone A or Zone V, in amounts equal to the full replacement value of all above grade structures on the Property;

      (v) Insurance against loss or damage by earthquake, if the Premises are now, or at any time while the Loan remains outstanding shall be, situated in any area which is classified as a Major Damage Zone, Zones 3 and 4, by the International Conference of Building Officials in an amount equal to the probable maximum loss for the Premises, fixtures and equipment, plus the cost of debris removal;

      (vi) Commercial general public liability insurance, with the location of the Property designated thereon, against death, bodily injury and property damage arising in connection with the Property with Borrower listed as the named insured with such limits as Lender may reasonably require, but in no event less than $1,000,000, and written on a 1986 Standard ISO occurrence basis form or equivalent form, and excess umbrella liability insurance with such limits as Lender may reasonably require, but in no event less than $10,000,000; and

      (vii) Such other insurance relating to the Property and the use and operation thereof, as Lender may, from time to time, reasonably require, including dramshop, products liability and workers' compensation insurance.

      All insurance shall: (i) be carried by companies qualified to do business in the State with a Best's rating of A-6 or better; (ii) be in form and content reasonably acceptable to Lender; (iii) provide thirty (30) days' advance written notice to Lender before any cancellation, material modification or notice of non-renewal.

      All physical damage policies and renewals shall contain a standard mortgagee clause naming Lender as mortgagee, which clause shall expressly state that any breach of any condition or warranty by Borrower shall not prejudice the rights of Lender under such insurance, and a loss payable clause in favor of Lender for personal property, contents, inventory, equipment and business interruption. All liability policies and renewals shall name Lender as an additional insured with respect to policies in which Lender has an interest. No additional parties shall appear in the mortgage or loss payable clause without Lender's prior written consent. All deductibles shall be in amounts reasonably acceptable to Lender. In the event of the foreclosure of the Mortgage or any other transfer of title to the Property in full or partial satisfaction of the Loan, all right, title and interest of Borrower in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee.

      During any period during which construction is conducted on the Premises and during which period the construction and materials are not covered by the existing policies, Borrower shall cause to be provided to Lender, premium prepaid insurance policies covering the Property (which during construction shall be on an "All-Risk" perils, including theft, "Builder's Risk", "Completed Value" form) in companies and forms satisfactory to Lender, and in amounts equal to the replacement costs of the Improvements (including construction materials and personal property on or off site) covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains a 1987 Commercial ISO "Causes of Loss Special Form", with coverage for such other expenses as Lender may reasonably require, including: debris removal; cost of demolition of the undamaged portion of a building when required by code or ordinance; increased cost of reconstruction to conform with current code or ordinance requirements; real estate property taxes; architect, engineering, and consulting fees; legal and accounting fees, including the cost of in-house attorneys and paralegals; advertising and promotional expenses; interest on money borrowed; additional commissions incurred upon renegotiating leases and any and all other expenses which may be incurred as a result of any property loss or destruction by an insured peril. Such insurance shall contain an agreed amount endorsement (such amount to include foundation and underground pipes) and bear a 100% co-insurance clause. The deductible shall be not more than $10,000. Said policies shall contain a standard mortgagee clause naming Lender as mortgagee, and a permission to occupy endorsement.

      In addition, Borrower shall cause to be furnished to Lender certificates from the insurance carrier for each general contractor evidencing workers' compensation, employers' liability, commercial auto liability, and commercial general liability insurance (including contractual liability and completed operations coverage) written on a 1986 standard "ISO" occurrence basis form or equivalent and excess umbrella coverage, carried during the course of construction, with general liability insurance limits as Lender may reasonably require, but in no event less than $1,000,000. Lender shall be named as an additional insured under such liability policies. Borrower shall cause each subcontractor to maintain commercial general liability, commercial automobile liability, workers' compensation, employers' liability, and excess umbrella liability coverage in form and amount reasonably satisfactory to Lender.

      The additional insurance provisions for construction periods do not obviate or otherwise affect requirements of the Loan Agreement or the previous portions of this Exhibit, which requirements remain a part of this Agreement in their entirety.

                                    EXHIBIT E

                                 RENOVATION WORK